SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

CLEARWATER PAPER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CLEARWATER PAPER CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

May 4, 2015

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

Clearwater Paper Corporation
601 W. Riverside Blvd., Suite 1100
Spokane, WA 99201

Dear Stockholders:

You are cordially invited to attend Clearwater Paper Corporation’s 2015 Annual Meeting of Stockholders on Monday, May 4, 2015, at 9:00 a.m. Pacific time at the Grand Hyatt Hotel, 721 Pine Street, Seattle, Washington 98101.

The matters to be acted upon at the Annual Meeting of the Stockholders are described in the attached Proxy Statement and in a Notice of Internet Availability of Proxy Materials that was mailed to our stockholders on or about March 24, 2015. At the Annual Meeting of Stockholders we will also provide a brief report on our operations and respond to questions from stockholders.

Very truly yours,

Linda K. Massman
President and Chief Executive Officer

Clearwater Paper Corporation
601 W. Riverside Blvd., Suite 1100
Spokane, WA 99201

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Clearwater Paper Corporation will be held at the Grand Hyatt, 721 Pine Street, Seattle, Washington, 98101, on Monday, May 4, 2015, at 9:00 a.m. local time.

We are holding this meeting to:

¡	elect two directors to the Clearwater Paper Corporation Board of Directors;
¡	ratify the appointment of our independent registered public accounting firm for 2015;
¡	hold an advisory vote to approve the compensation of our named executive officers;
¡	re-approve the terms of the Clearwater Paper Corporation 2008 Stock Incentive Plan; and
¡	transact any other business that properly comes before the meeting.

Our Board of Directors has selected March 10, 2015, as the record date for determining stockholders entitled to notice of the meeting and to vote at the meeting and at any adjournment or postponement of the meeting.

On or about March 24, 2015, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our stockholders containing instructions on how to access our 2015 Proxy Statement and 2014 Annual Report to Stockholders. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. The Notice will also serve as an admission ticket for a stockholder to attend the 2015 Annual Meeting of Stockholders. Some of our stockholders, including stockholders that hold shares in one of our Clearwater Paper 401(k) Savings Plans, were not mailed the Notice and instead were mailed paper copies of our Proxy Statement and 2014 Annual Report on or about March 24, 2015.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote and submit your proxy in order to ensure the presence of a quorum. Each attendee must present the Notice, or other proper form of documentation (as described in the section “Annual Meeting Information” in the Proxy Statement) to be admitted.

Stockholders may vote:

1.    By Internet: go to www.proxyvote.com;

2.    By toll-free telephone: call 1-800-690-6903; or

3.    By mail (if you receive a paper copy of the proxy materials and wish to vote by mail): complete, sign, and date your proxy card and return it in the postage-paid envelope that we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717.

For Internet and telephone voting, you will need the Control Number printed on the Notice or proxy card you received. Any proxy may be revoked in the manner described in the proxy statement under the heading “Revoking your Proxy.”

Beneficial Stockholders. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

The proxy statement relating to the Annual Meeting is attached. Financial and other information concerning Clearwater Paper is contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2014. This proxy statement and our 2014 Annual Report to Stockholders are available on our website at www.clearwaterpaper.com by selecting “Investor Relations” and then “Financial Information & SEC Filings”. Additionally, and in accordance with SEC rules, you may access our proxy materials at www.proxyvote.com which does not have “cookies” that identify visitors to the site.

By Order of the Board of Directors,

MICHAEL S. GADD
Senior Vice President, General Counsel and Corporate Secretary

Clearwater Paper Proxy Summary, 2014 Highlights and Corporate Governance Facts

Proxy Summary

•	The Annual Meeting of Stockholders of Clearwater Paper Corporation will be held at the Grand Hyatt, 721 Pine Street, Seattle, Washington, 98101, on Monday, May 4, 2015, at 9:00 a.m. local time.

•	Stockholders who owned common stock at the close of business on March 10, 2015, the record date for the Annual Meeting, may vote at the meeting and at any adjournment or postponement of the meeting.

•	The purpose of the meeting is to:

¡	elect two directors to our Board (Proposal 1),

¡	ratify the appointment of our independent registered public accounting firm for 2015 (Proposal 2),

¡	hold an advisory vote to approve the compensation of our named executive officers (Proposal 3); and

¡	re-approve our 2008 stock incentive plan (Proposal 4).

The Board recommends a vote FOR each nominee and FOR each of the other proposals.

•

Boh A. Dickey and Linda K. Massman are nominated for election at this meeting for a term expiring in 2018. You can find more information regarding our nominees in “Board of Directors” starting on page 12.

2014 Business Highlights

•	We had solid operating results, including record net sales, record paperboard shipments for our pulp and paperboard division and record production at several of our plants.

•	We maintained a strong safety record within our industry.

•	We sold our specialty products paper business for $113.5 million as part of our focus on improving the operating efficiencies and cost effectiveness of our core businesses.

•	We returned value to our stockholders through the completion of a $100 million stock repurchase program and announced the authorization of a new $100 million stock repurchase program.

•	We issued bonds at an interest rate of 5.375% due in 2025 to refinance bonds with an interest rate of 7.125% due in 2018.

•

We streamlined converting operations with the closure of our Long Island converting facility and redeployment of five converting lines to other facilities and added one new converting line with the goal of more efficiently serving customers.

•	We achieved our EBITDA expansion goals in relation to our TAD paper expansion.

•	We completed over 1200 continuous improvement events which increased employee engagement and improved operational performance.

•	Our stock price increased 31% from $52.50 on December 31, 2013 to $68.55 on December 31, 2014.

(i)

2014 Executive Compensation Highlights

•

During the three-year performance period for performance share awards granted in 2012 (for the 2012-2014 performance period), we had a 97.7% total stockholder return (“TSR”) compared to a median TSR for our peer group of 92.1%. This placed us in the 52.4 percentile for performance within our peer group during this period, and resulted in a payout of performance shares equal to 106.9% of target.

•	We funded our company bonus pool at 78% of target as a result of EBITDA and EBITDA Margin performance.

Corporate Governance Facts

•	The Board has 7 members, 6 of whom are independent.

•	The Board and its committees met 27 times in 2014. Attendance for all of the Board and committee meetings averaged 99%.

•	There is majority voting in director elections.

•	The Chair of the Board and the CEO are separate.

•	The Board oversees risk management practices.

•	There are three standing committees made up entirely of independent directors.

•	The Board and its standing committees perform self-evaluations on an annual basis.

•	Each standing committee operates under a committee charter.

•	Independent directors regularly meet without management present.

•	The Board regularly receives information concerning, and provides input on, succession planning.

•

The Board has adopted an insider trading policy, a related persons policy, corporate governance guidelines, a code of business conduct and ethics as well as a code of ethics for senior financial officers.

•	We have an anti-hedging and anti-pledging policy for our stock.

•	Directors and officers all are required to satisfy minimum stock ownership requirements.

(ii)

CLEARWATER PAPER CORPORATION

PROXY STATEMENT

for the

2015 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is being furnished to stockholders of Clearwater Paper Corporation in connection with the solicitation of proxies by our Board of Directors for use at our 2015 Annual Meeting of Stockholders, which is described below. References to “Clearwater Paper,” “the company,” “we,” “us” or “our” throughout this proxy statement mean Clearwater Paper Corporation.

INTERNET AVAILABILITY OF ANNUAL MEETING MATERIALS

Under Securities and Exchange Commission (“SEC”) rules, we have elected to make our proxy materials available to most of our stockholders over the Internet, rather than mailing paper copies of those materials to each stockholder. On or about March 24, 2015, we mailed to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) directing stockholders to a website where they can access our 2015 Proxy Statement and 2014 Annual Report and view instructions on how to vote via the Internet or by phone. If you received the Notice and would like to receive a paper copy of the proxy materials, please follow the instructions printed on the Notice to request that a paper copy be mailed. Some of our stockholders were not mailed the Notice and were instead delivered paper copies of the documents accessible on the Internet.

ANNUAL MEETING INFORMATION

Date, Time and Place of the Meeting

The 2015 Annual Meeting of Stockholders will be held on Monday, May 4, 2015, at 9:00 a.m., local time, at the Grand Hyatt, 721 Pine Street, Seattle, Washington, 98101.

Purpose of the Meeting

The purpose of the meeting is to:

¡	elect two directors to our Board,
¡	ratify the appointment of our independent registered public accounting firm for 2015,
¡	hold an advisory vote to approve the compensation of our named executive officers; and
¡	re-approve our 2008 stock incentive plan.

Recommendation of the Board of Directors

Our Board unanimously recommends that you vote FOR each director nominee, FOR the ratification of the appointment of our independent registered public accounting firm for 2015, FOR approval of the compensation of our named executive officers and FOR the re-approval of our 2008 Stock Incentive Plan.

Who May Vote

Stockholders who owned common stock at the close of business on March 10, 2015, the record date for the Annual Meeting, may vote at the meeting. For each share of common stock held, stockholders are entitled to one vote for as many separate nominees as there are directors to be elected and one vote on any other matter presented.

Clearwater Paper Corporation 2015

Proxy Solicitation

Certain of our directors, officers and employees and our proxy solicitor, D.F. King & Co. may solicit proxies on our behalf by mail, phone, fax, e-mail, or in person. We will bear the cost of the solicitation of proxies, including D.F. King’s fee of $5,000, plus out-of-pocket expenses, and we will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of Clearwater Paper common stock. No additional compensation will be paid to our directors, officers or employees who may be involved in the solicitation of proxies.

Tabulation of Votes—Inspector of Election

Broadridge Financial Solutions, Inc., or Broadridge, will act as the inspector of election at the Annual Meeting and we will reimburse reasonable charges and expenses related to the tabulation of votes.

Voting

You may vote your shares in one of several ways, depending upon how you own your shares.

Shares registered directly in your name with Clearwater Paper (through our transfer agent, Computershare):

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Via Internet: Go to www.proxyvote.com and follow the instructions. You will need to enter the Control Number printed on the Notice you received or if you received printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

¡

By Telephone: Call toll-free 1-800-690-6903 and follow the instructions. You will need to enter the Control Number printed on the Notice you received or if you received printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

¡

In Writing: If you received printed proxy materials in the mail and wish to vote by mail, complete, sign, and date your proxy card, and return it in the postage paid envelope that was provided to you, return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717, or provide it or a ballot distributed at the Annual Meeting directly to the Inspector of Election at the Annual Meeting when instructed.

Shares held in a Clearwater Paper 401(k) Savings Plan (through Mercer Trust Company):

¡

Via Internet: If you are a participant in the Clearwater Paper Represented 401(k) Plan or the Clearwater Paper 401(k) Plan (which we refer to as the “401(k) Savings Plans”), go to www.proxyvote.com and follow the instructions. You will need to enter the Control Number printed on the voting instruction form you received.

¡	By Telephone: Call toll free 1-800-690-6903 and follow the instructions. You will need to enter the Control Number printed on the voting instruction form you received.
¡

In Writing: Complete, sign, and date the proxy card that was mailed to you, and return it in the envelope that was provided to you or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717.

IMPORTANT NOTE TO 401(K) SAVING PLANS PARTICIPANTS: Broadridge, our proxy agent, must receive your voting instructions by 11:59 p.m., Eastern Daylight Time, on April 28, 2015, in order to tabulate the voting instructions of 401(k) Savings Plans participants who have voted and communicate those instructions to the 401(k) Savings Plans trustee, who will ultimately vote your shares.

Clearwater Paper Corporation 2015

Shares held in “street” or “nominee” name (through a bank, broker or other nominee):

¡

You may receive a Notice of Internet Availability of Proxy Materials or a separate voting instruction form from your bank, broker or other nominee holding your shares. You should follow the instructions in the Notice or voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone or Internet voting will depend on the voting process of the broker or nominee. To vote in person at the Annual Meeting, you must obtain a proxy, executed in your favor, from the holder of record.

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If you are the beneficial owner of shares held in “street name” by a broker, then the broker, as the holder of record of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to the broker, then your broker can vote your shares for “discretionary” items, but cannot vote your shares for “non-discretionary” items.

If you vote via the Internet, by telephone or return a proxy card by mail, but do not select a voting preference, the persons who are authorized on the proxy card, voting instruction forms and through the Internet and telephone voting facilities to vote your shares will vote FOR each director nominee, FOR the ratification of the appointment of our independent registered public accounting firm for 2015, FOR advisory approval of the vote on the compensation of our named executive officers and FOR the re-approval of our 2008 stock incentive plan. If you have any questions or need assistance in voting your shares, please contact D.F. King & Co. toll-free at 1-877-732-3612 or Robin Yim, Vice President, Investor Relations at 1-509-344-5906.

Revoking your Proxy

If you are a stockholder of record, you may revoke your proxy at any time before the Annual Meeting by giving our Corporate Secretary written notice of your revocation by mailing to Clearwater Paper Corporation, Corporate Secretary, 601 West Riverside Avenue, Suite 1100, Spokane WA, 99201 or by submitting a later-dated proxy, and you may revoke your proxy at the Annual Meeting by voting by ballot. Attendance at the meeting, by itself, will not revoke a proxy. If shares are registered in your name, you may revoke your proxy by telephone by calling 1-800-690-6903 and following the instructions or via the Internet by going to www.proxyvote.com and following the instructions.

If your shares are held in one of the 401(k) Savings Plans (through Mercer Trust Company), you may revoke your proxy by telephone by calling 1-800-690-6903 and following the instructions or via the Internet by going to www.proxyvote.com and following the instructions. Broadridge, our proxy agent, must receive your revocation by 11:59 p.m., Eastern Daylight Time, on April 28, 2015, in order for the revocation to be communicated to the 401(k) Savings Plans trustee.

If you are a stockholder in “street” or “nominee” name, you may revoke your voting instructions by informing the bank, broker or other nominee in accordance with that entity’s procedures for revoking your voting instructions.

Quorum

On March 10, 2015, the record date, we had 19,139,128 shares of common stock outstanding. Voting can take place at the Annual Meeting only if stockholders owning a majority of the total number of shares issued and outstanding and entitled to vote on the record date are present either in person or by proxy. Abstentions and broker non-votes will both be treated as present for purposes of determining the existence of a quorum.

Clearwater Paper Corporation 2015

Votes Needed

The affirmative vote of a majority of the common stock present in person or by proxy at the Annual Meeting and entitled to vote is required to elect each of the nominees for director listed in Proposal 1, to ratify the appointment of our independent registered public accounting firm as set forth in Proposal 2, and to re-approve the Stock Incentive Plan as presented in Proposal 4.

The vote presented in Proposal 3 is an advisory vote and therefore is not binding on the company, our Compensation Committee or our Board of Directors. We, however, value the opinions of our stockholders. The Compensation Committee will, as it did with respect to previous shareholder advisory vote regarding named executive officer compensation, take into account the result of the advisory vote when determining future executive compensation.

The inspector of election will tabulate affirmative and negative votes, abstentions and broker non-votes. For Proposals 1, 2 and 4, withheld votes and abstentions will have the same effect as negative votes. Broker non-votes will not be counted in determining the number of shares entitled to vote.

Majority Vote Standard in Uncontested Director Elections

We have adopted majority voting procedures for the election of directors in uncontested elections. In an uncontested election, each nominee is elected by the vote of a majority of the voting power of the capital stock issued and outstanding, present in person or by proxy and entitled to vote for the election of directors. As provided in our bylaws, an “uncontested election” is one in which the number of nominees equals the number of directors to be elected in such election.

In accordance with our bylaws, our Board of Directors may nominate or elect as a director only persons who agree to tender, promptly following his or her election or re-election to the Board, an irrevocable resignation that will be effective upon (i) the failure of the candidate to receive the required vote at the next annual meeting at which he or she faces re-election and (ii) the acceptance by the Board of such resignation.

If an incumbent director fails to receive the required vote for re-election in an uncontested election, the Nominating and Governance Committee determines whether such director’s resignation should be accepted and makes a recommendation to the Board, which makes the final determination whether to accept the resignation. The Board must publicly disclose its decision within 90 days from the date of certification of the election results. If a director’s resignation is accepted by the Board, then the Board may fill the resulting vacancy or may decrease the size of the Board.

Annual Meeting Attendance

We cordially invite and encourage all of our stockholders to attend the meeting. Persons who are not stockholders may attend only if invited by us. You should be prepared to present photo identification for admittance.

¡	If you are a stockholder of record, you must bring a copy of the Notice or proxy card in order to be admitted to the meeting.
¡	If you hold your shares through one of the 401(k) Savings Plans, you must bring your proxy card in order to be admitted to the meeting.
¡	If you own shares in “street” or “nominee” name, you must bring proof of beneficial ownership (e.g., a current broker’s statement) in order to be admitted to the meeting.

If you do not provide photo identification and comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

Clearwater Paper Corporation 2015

Other Matters Presented at Annual Meeting

We do not expect any matters, other than those included in this proxy statement, to be presented at the 2015 Annual Meeting. If other matters are presented, the individuals named as proxies will have discretionary authority to vote your shares on such matters.

Clearwater Paper Corporation 2015

CORPORATE GOVERNANCE

Corporate Governance Guidelines; Code of Business Conduct and Ethics

We have established a corporate governance program to help guide our company and our employees, officers and directors in carrying out their responsibilities and duties as well as to set standards for their professional conduct. Our Board has adopted Corporate Governance Guidelines, or Governance Guidelines, which provide standards and practices of corporate governance that we have designed to help contribute to our success and to assure public confidence in our company. The company’s Governance Guidelines may be found on the company’s website at www.clearwaterpaper.com under “Investor Relations,” then “Corporate Governance.” In addition, all standing committees of the Board operate under charters that describe the responsibilities and practices of each committee.

We have adopted a Code of Business Conduct and Ethics, or Ethics Code, which provides ethical standards and corporate policies that apply to all of our directors, officers and employees. Our Ethics Code requires, among other things, that our directors, officers and employees act with integrity and the highest ethical standards, comply with laws and other legal requirements, engage in fair competition, avoid conflicts of interest, and otherwise act in our best interests. We have also adopted a Code of Ethics for Senior Financial Officers that applies to senior management and provides for accurate, full, fair and timely financial reporting and the reporting of information related to significant deficiencies in internal controls, fraud and legal compliance.

We have established procedures for confidentially and anonymously reporting concerns and potential violations regarding accounting, internal controls and auditing matters, as well as concerns regarding, or potential violations of, our ethics codes and other matters.

Director Independence

The role of our Board is to oversee and provide policy guidance on our business and affairs. The Board believes that it will best serve our stockholders if the majority of its members are independent. As of March 10, 2015, our Board had seven members, six of whom are outside (non-employee) directors. The Chair of our Board, Boh A. Dickey, is an outside director. With the exception of Linda K. Massman, who serves as our current President and Chief Executive Officer, the Board has determined that none of our directors or their immediate family members have a material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with us), and none of our directors or their immediate family members are employees of our independent registered public accounting firm, KPMG LLP. All of our outside directors are independent within the meaning of the New York Stock Exchange, or NYSE, listing standards and our Director Independence Policy.

Our Board meets regularly in executive session without members of management present and as the Board or its individual members deem necessary. Mr. Dickey, as the Chair, presides over these sessions. Each standing committee of the Board also meets in executive session regularly and as the committee or its individual members deem necessary. Our directors are also invited to attend the meetings of committees of which they are not members, and regularly do so.

Board Meetings

Our Board and its committees met a total of 27 times in 2014. All directors attended all meetings of the Board and all meetings of Board committees for which they were a committee member during 2014, except for one committee meeting missed by a single member of that committee. The Board does not have a policy requiring director attendance at annual meetings of our stockholders. However, all of our directors attended our 2014 annual stockholders meeting and we anticipate that all will attend our 2015 annual stockholders meeting.

Clearwater Paper Corporation 2015

Communications with Directors

Stockholders and interested parties may contact our directors to provide comments, to report concerns, or to ask a question, by mail at the following address:

Corporate Secretary

Clearwater Paper Corporation

601 West Riverside Ave., Suite 1100

Spokane, Washington 99201

Stockholders and interested parties may also communicate with our directors as a group by using the form on our website at www.clearwaterpaper.com, by selecting “Investor Relations,” then “Corporate Governance” and “Contact the Board.” All communications received will be processed by our Corporate Secretary. We forward all communications, other than those that are unrelated to the duties and responsibilities of the Board, to the intended directors.

Our Audit Committee has established procedures to address concerns and reports of potential irregularities or violations regarding accounting, internal controls and auditing matters. Employees may make such reports on a confidential and anonymous basis. All such reports are directed through an independent, third-party hotline provider and are routed directly to the Chair of the Audit Committee. The procedures and hotline number are available by going to our public website at www.clearwaterpaper.com, and selecting “Investor Relations,” then “Corporate Governance,” and “Procedures for the Reporting of Questionable Accounting and Auditing Matters.” Our employees may also access the procedures and hotline number through our intranet site.

Nominees for Director

Our Nominating and Governance Committee, or Nominating Committee, is responsible for identifying, evaluating, recruiting and recommending qualified candidates to our Board for nomination or election. The Board nominates directors for election at each annual meeting of stockholders, and elects new directors to fill vacancies if they occur.

Our Board strives to find directors who are experienced and dedicated individuals with diverse backgrounds, perspectives and skills. Our Governance Guidelines contain membership criteria that call for candidates to be selected for their character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. In addition, we expect each director to be committed to enhancing stockholder value and to have sufficient time to effectively carry out his or her duties as a director. Our Nominating Committee also seeks to ensure that a majority of our directors are independent under NYSE rules as well as our policies, and that one or more of our directors is an “audit committee financial expert” under SEC rules.

Prior to our annual meeting of stockholders, our Nominating Committee identifies director nominees by first evaluating the current directors whose terms will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, the candidate’s prior service as a director, and the needs of the Board for any particular talents and experience. If a director no longer wishes to continue in service, if the Nominating Committee decides not to re-nominate a director, or if a vacancy is created on the Board because of a resignation or an increase in the size of the Board or other event, then the committee considers whether to replace such director or to decrease the size of the Board. If the decision is to replace a director, then the Nominating Committee considers various candidates for Board membership, including those suggested by committee members, by other Board members, a director search firm engaged by the committee, or our stockholders. Prospective nominees are evaluated by the Nominating Committee based on the membership criteria described above and set forth in our Governance Guidelines.

Clearwater Paper Corporation 2015

A stockholder who wishes to recommend a prospective nominee to the Board for consideration by the Nominating Committee must notify our Corporate Secretary in writing at our principal executive office located at 601 West Riverside Avenue, Suite 1100, Spokane, WA 99201. Each notice must include the information about the prospective nominee as would be required if the stockholder were nominating a person to the Board under our Amended and Restated Bylaws, or bylaws. Such notice must be delivered to our offices by the deadline relating to stockholder proposals to be considered for inclusion in our proxy materials, as described under “General Information—Stockholder Proposals for 2016” in this proxy statement.

Each notice delivered by a stockholder who wishes to recommend a prospective nominee to the Board for consideration by the Nominating Committee generally must include the following information about the prospective nominee:

¡	the name, age, business address and residence address of the person;
¡	the principal occupation of the person;
¡	the number of shares of Clearwater Paper common stock owned by the person;
¡

a statement whether the person, if elected, intends to tender an irrevocable resignation effective upon (i) such person’s failure to receive the required vote for re-election and (ii) acceptance of such resignation by the Board;

¡	a description of all compensation and other relationships during the past three years between the stockholder and the person;
¡	any other information relating to the person required to be disclosed pursuant to Section 14 of the Exchange Act, and
¡	the person’s written consent to serve as a director if elected.

The Nominating Committee may require any prospective nominee recommended by a stockholder to furnish such other information as the Nominating Committee may reasonably require to determine the eligibility of such person to serve as an independent director or that could be material to a stockholder’s understanding of the independence, or lack thereof, of such person.

The foregoing is only a summary of the detailed requirements set forth in our bylaws regarding director nominations by stockholders that would apply when a stockholder wishes to recommend a prospective nominee to the Board for consideration by the Nominating Committee. A more detailed description of the information that must be provided as to a prospective nominee is set forth in Article 3 of our bylaws, which are available on our website at www.clearwaterpaper.com by selecting “Investor Relations” and then “Corporate Governance.”

Committees of the Board

Our Board currently has three standing committees, as described below. The current charters of each of these committees are available on our website at www.clearwaterpaper.com by selecting “Investor Relations” and then “Corporate Governance.”

Board Leadership Structure

The Board has elected to appoint one of its independent members to serve as Chair. Our Chair, Boh A. Dickey, acts as the lead independent director and, among other responsibilities, provides an independent contact to allow the other directors to communicate their views and concerns to management as well as presides over non-management executive sessions of Board meetings. Our Board believes that an independent Chair with prior corporate governance experience combined with a President and CEO who manages the day-to-day operations of our company while also serving as a director, provides our Board with an optimal balance in terms of leadership structure at this point in time.

Clearwater Paper Corporation 2015

In the future, the Board may elect to have the role of Board Chair and CEO performed by the same person, as other companies in our industry do. If we were to adopt that structure, the Board would appoint one of its independent members to serve as Vice Chair, who would act as the lead independent director and, among other responsibilities, provide an independent contact to allow the other directors to communicate their views, and concerns to management as well as preside over non-management executive sessions of Board meetings.

Board Role in Risk Oversight

One of the responsibilities of our Board is to provide oversight of our risk management practices to ensure appropriate risk management systems are employed throughout the company. Management, which is responsible for the day-to-day assessment and mitigation of our risks, utilizes an enterprise risk management, or ERM, program, which is an enterprise-wide program designed to enable effective and efficient identification and management of critical enterprise risks and to facilitate the incorporation of risk considerations into decision making. To assist and strengthen management’s risk assessment and mitigation efforts, we have a Risk Management Committee whose management members represent a company-wide perspective and provide subject matter expertise as part of our ERM process. Through the ERM process, management identifies, monitors and manages risks and regularly reports to the Board or a committee of the Board as to the assessment and management of risks.

The Board’s standing committees support the Board by regularly addressing various issues within their respective areas of oversight. The Audit Committee’s responsibilities include reviewing and overseeing major financial risk exposures and the steps management has taken to monitor and control these exposures. Management, on a regular basis, provides the committee with its assessment and mitigation efforts in regards to particular risks facing the company that have been identified through the ERM process. Our Audit Committee also reviews with our independent auditors the adequacy and effectiveness of our internal controls over financial reporting. Additionally, our Vice President, Internal Audit provides the Audit Committee with regular updates on our systems of internal controls over financial reporting, and our General Counsel reviews with the committee significant litigation, claims and regulatory and legal compliance matters.

The Compensation Committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks arising from our compensation policies and programs. Each year management and the Compensation Committee review whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the company. The Nominating Committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks related to corporate governance structures and processes. Each of the committee chairs, as appropriate, reports to the full Board at regular meetings concerning the activities of the committee, any significant issues it has discussed and the actions taken by the committee.

The Board’s role in risk oversight is consistent with its leadership structure. We believe that our Board’s leadership structure facilitates its oversight of our risk management practices by combining the day-to-day knowledge of our business possessed by our President and CEO as a member of the Board, with the independence provided by our Chair and independent Board committees.

Clearwater Paper Corporation 2015

Committee Membership

The following table shows the membership of each committee as of March 10, 2015:

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Fredric W. Corrigan		X (Chair)	X
Boh A. Dickey (Chair of the Board)	X (Chair)
Beth E. Ford	X
Kevin J. Hunt		X
William D. Larsson	X		X (Chair)
Linda K. Massman
Michael T. Riordan		X	X

Audit Committee

Our Audit Committee consists of three outside directors, and is responsible for assisting the Board in its oversight of our accounting, financial reporting and internal control matters. As more fully described in its charter, the Audit Committee is also responsible for overseeing the quarterly review and the annual audit of our financial statements. The committee has sole authority to select, compensate and terminate our independent registered public accounting firm as well as the committee’s own consultants and advisors, and it oversees the selection, compensation and termination of our Vice President, Internal Audit. In addition, the committee oversees and administers our Related Person Transactions Policy. See “Transactions with Related Persons” below. The committee has appointed KPMG LLP as our independent registered public accounting firm for 2015, and pre-approves its audit fees and non-audit services and fees in accordance with criteria adopted by the committee.

Our Board has determined that all members of our Audit Committee are independent within the meaning of the NYSE listing standards and our Director Independence Policy, and that all members are “financially literate.” The Board also has determined that committee members Boh A. Dickey and William D. Larsson are each an “audit committee financial expert” as defined by SEC rules. The Audit Committee met nine times in 2014.

Compensation Committee

Our Compensation Committee consists of three outside directors, all of whom are independent within the meaning of the NYSE listing standards and our Director Independence Policy. As more fully described in its charter, the Compensation Committee’s primary responsibility is the oversight of our executive compensation and benefits programs, including establishing the performance measurements and targets for executive officers’ incentive pay, as well as annually reviewing and approving their compensation. The Compensation Committee has sole authority to select, compensate and terminate its own compensation consultants or other advisors. Additionally, the committee coordinates with our Board Chair the annual performance review of our Chief Executive Officer. The committee also reviews the “Executive Compensation Discussion and Analysis” contained in this proxy statement and recommends its inclusion to the full Board for approval. See “Executive Compensation Discussion and Analysis” in this proxy statement for a discussion of the committee’s role in setting executive compensation. The Compensation Committee met six times in 2014.

Clearwater Paper Corporation 2015

Nominating and Governance Committee

Our Nominating and Governance Committee, or Nominating Committee, consists of three outside directors all of whom are independent within the meaning of the NYSE listing standards and our Director Independence Policy. As described more fully in its charter, the Nominating Committee is responsible for identifying, evaluating, recruiting and recommending to the Board nominees for election as directors, and for developing and recommending to the Board corporate governance principles. The committee also oversees the evaluation of the Board and management and has sole authority to select, compensate and terminate its own consultants and advisors. The Nominating Committee met four times in 2014.

Compensation Committee Interlocks and Insider Participation

Fredric W. Corrigan, Kevin J. Hunt and Michael T. Riordan served as members of our Compensation Committee during 2014. William T. Weyerhaeuser served as a member of the compensation committee until his retirement in May of 2014. All are outside directors, and none of our named executive officers served as a director or as a member of a compensation committee of any business entity employing any of our directors during 2014.

Transactions with Related Persons

Securities laws require us to disclose certain business transactions that are considered related person transactions. In order to comply with these requirements, our Board has adopted a Related Person Transactions Policy that applies to our directors and executive officers, any beneficial owner of more than 5% of our voting stock, any immediate family member of any of the foregoing persons, and any entity that employs any of the foregoing persons, or in which any of the foregoing persons is a general partner, principal or 10% or greater beneficial owner. Transactions covered by this policy are those in which (a) we or any of our subsidiaries participate, (b) the amount involved exceeds $120,000, and (c) any related person had, has or will have a direct or indirect material interest, as defined in the policy.

Any proposed related person transaction is reviewed by our Audit Committee at its next regularly scheduled meeting, unless our General Counsel and Corporate Secretary determines that it is not practicable or desirable to wait until the next scheduled meeting for a particular transaction, in which case the Chair of the Audit Committee has the authority to review and consider the proposed transaction. Only those transactions determined to be fair and in our best interests are approved, after taking into account all factors deemed relevant by the Audit Committee, or its Chair, as the case may be. If the Chair approves any related person transaction, then that approval is reported to the Audit Committee at its next regularly scheduled meeting.

We did not conduct any transactions with related persons in 2014 that would require disclosure in this proxy statement or that required approval by the Audit Committee pursuant to the policy described above.

Clearwater Paper Corporation 2015

BOARD OF DIRECTORS

Our Board of Directors is divided into three classes serving staggered three-year terms. At the Annual Meeting, our stockholders will be asked to elect two individuals to serve as directors until the 2018 Annual Meeting. See “Proposal No. 1—Election of Directors.” Our bylaws require our directors to be elected by a majority vote of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting.

Below are the names and ages of our seven directors as of the date of this proxy statement, the year each of them became a director, each director’s principal occupation or employment for at least the past five years, and other public company directorships held by each director during the past five years. Unless authority is withheld, the persons named as proxies in the voting materials made available to you or in the accompanying proxy will vote for the election of the nominees listed below. We have no reason to believe that any of these nominees will be unable to serve as a director. If any of the nominees becomes unavailable to serve, however, the persons named as proxies will have discretionary authority to vote for a substitute nominee.

Nominees for Election at this Meeting for a Term Expiring in 2018 (Class I)

Boh A. Dickey (age 70) has been a director since December 2008 and Chair of the Board since January 2013. Mr. Dickey served as the Vice Chair of the Board from May 2010 to December 2012, and previously served as Chair of the Board from December 2008 to May 2010. Mr. Dickey served as the President, COO and a director of SAFECO Corporation, an insurance and financial services company, from 1996 until his retirement in 2001. Prior to that, Mr. Dickey was the Controller and then CFO of SAFECO. Mr. Dickey also serves as a director of Potlatch Corporation, a timber REIT, and Chair of its Audit Committee (NASDAQ: PCH).

The Board believes that Mr. Dickey’s experience, knowledge, skills and expertise acquired as the President and COO of Safeco, including experience and understanding of the operation and governance of a public company, and as its Controller and CFO, as well as those Mr. Dickey acquired as an audit partner at an independent public accounting firm, including financial reporting expertise and understanding of internal and financial controls, add significant value to the Board. Additionally, Mr. Dickey’s extensive qualifications and experience gained from serving as the chair of an audit committee for another public company provides expertise necessary for the functioning of our Board and the committees we are required to have as a NYSE listed public company. Further, Mr. Dickey’s knowledge of paper products businesses, including pulp-based and consumer products, acquired as a director of our company and Potlatch is integral to the Board for assessing historical trends and strategic options for our company. Based primarily on these considerations, the Board concluded that Mr. Dickey should be nominated for re-election to our Board.

Linda K. Massman (age 48) has been a director since January 2013. Ms. Massman has served as President and CEO of Clearwater Paper since January 1, 2013, and served as President and COO from November 2011 to December 2012. Ms. Massman served as CFO and Senior Vice President, Finance from May 2011 to November 2011, and as CFO and Vice President, Finance from December 2008 to May 2011. From September 2008 to December 2008, Ms. Massman served as Vice President of Potlatch Corporation pending completion of the spin-off of Clearwater Paper Corporation. From May 2002 to August 2008, Ms. Massman was Group Vice President, Finance and Corporate Planning, for SUPERVALU Inc., a grocery retail company. Ms. Massman also serves as a director of Black Hills Corporation, an energy company, and member of its Compensation Committee (NYSE: BKH).

Clearwater Paper Corporation 2015

The Board believes that Ms. Massman should serve as a director because, as the CEO, Ms. Massman’s knowledge of our day-to-day operations and effectiveness of our business strategies provides a valuable perspective to our Board. Additionally, Ms. Massman’s experience, knowledge, skills and expertise acquired having served as CEO, COO and CFO of the company, including experience with financial reporting, capital structure optimization and transactional structuring and financing, add significant value to the Board. Further, Ms. Massman’s experience in corporate and business planning are integral to the Board’s assessment of business opportunities and strategic options for our company. Based primarily on these considerations, the Board concluded that Ms. Massman should be nominated for re-election to our Board.

Directors Continuing in Office until 2016 (Class II)

Kevin J. Hunt (age 63) has been a director since January 2013. From January 2013 to January 2014 he served as a consultant to ConAgra Foods, Inc., which acquired Ralcorp in January 2013. Mr. Hunt served as President, CEO and a Director of Ralcorp Holdings Inc., a producer of private-brand foods and food service products from January 2012 to January 2013. He served as Co-CEO and President of Ralcorp from 2003 until 2012 and as a director from 2004 until the company’s acquisition. Prior to that period, Mr. Hunt was Corporate Vice President and President of Bremner Food Group. Mr. Hunt has served as an advisory director of Berkshire Partners, a private equity firm, since 2013 and as a director of Vi Jon, a manufacturer of private label personal care products, since 2012.

The Board believes that Mr. Hunt’s experience, knowledge, skills and expertise acquired as a director, CEO and executive officer of Ralcorp, including experience and understanding of private label consumer product markets, as well as strategy, financial oversight and execution skills, add significant value to the Board. Further, Mr. Hunt’s experience and understanding of business strategy formation and execution from both a board and management perspective acquired as an executive and director of a growing company is integral to the Board’s assessment of trends and strategic options for our company. Based primarily on these considerations, the Board concluded that Mr. Hunt should serve as one of our directors.

William D. Larsson (age 69) has been a director since December 2008. Mr. Larsson served as Senior Vice President and CFO of Precision Castparts Corp., an industrial manufacturing company, from August 2000 until his retirement in December 2008. Mr. Larsson serves as a director and chairman of the audit committee of Schnitzer Steel Industries (NASDAQ: SCHN), a manufacturer of recycled metal products, and served as its lead director from 2008 to 2014.

The Board believes that Mr. Larsson’s experience, knowledge, skills and expertise acquired as the CFO of Precision Castparts, a Fortune 500 company, including experience with financial reporting, capital structure optimization and transactional structuring and financing, add significant value to the Board. Additionally, Mr. Larsson’s service and experience as a lead independent director for another public company, including active involvement in overseeing governance matters and the interaction of independent directors with a public company’s management, strengthen the governance and functioning of our Board. Based primarily on these considerations, the Board concluded that Mr. Larsson should serve as one of our directors.

Michael T. Riordan (age 64) has been a director since December 2008. Mr. Riordan served as Chairman, CEO and President of Paragon Trade Brands, a manufacturer of private label disposable diapers and related products, from May 2000 until his retirement in 2002. Mr. Riordan also served as President and COO of Fort James Corporation, a manufacturer of disposable paper products, from August 1997 to August 1998, and prior to that as Chairman and CEO of Fort Howard Corporation, a tissue products manufacturer, until its merger with James River Corporation in 1997. Mr. Riordan served as a director of Potlatch Corporation (NASDAQ: PCH) from December

Clearwater Paper Corporation 2015

2002 to December 2008. Mr. Riordan also serves as a director of R.R. Donnelley & Sons Company (NYSE: RRD), a printing and integrated solutions company.

The Board believes that Mr. Riordan’s experience, knowledge, skills and expertise acquired as an executive officer or CEO of three paper products companies, including experience and understanding of private label consumer product markets and paper manufacturing operations, as well as strategy formation and execution skills, add significant value to the Board. Additionally, Mr. Riordan’s extensive qualifications and experience gained from serving on compensation and audit committees for other public companies provides expertise necessary for the functioning of our Board and its committees. Further, Mr. Riordan’s knowledge of paper products businesses, including pulp-based and consumer products, acquired as a director of Potlatch is integral to the Board’s assessment of historical trends and strategic options for our company. Based primarily on these considerations, the Board concluded that Mr. Riordan should serve as one of our directors.

Directors Continuing in Office until 2017 (Class III)

Fredric W. Corrigan (age 72) has been a director since January 2009. Mr. Corrigan served as CEO, President and a director of the Mosaic Company, a global crop nutrition company, from October 2004 until his retirement in 2007. Prior to that, Mr. Corrigan was Executive Vice President of Cargill, Incorporated, a producer and marketer of food, agricultural, financial and industrial products and services, from 1999 to 2004. Mr. Corrigan served as a director of Xcel Energy (NYSE: XEL), a U.S. electricity and natural gas company, from 2006 to 2014, including as the chair of the nuclear, environmental & safety committee and as its lead independent director from 2006 to 2013.

The Board believes that Mr. Corrigan’s experience, knowledge, skills and expertise acquired as the CEO of Mosaic, including experience and understanding of business strategy formation and execution from both a board and management perspective, add significant value to the Board. Additionally, Mr. Corrigan’s service and experience as director and lead independent director for another public company, including active involvement in overseeing governance matters and the interaction of independent directors with a public company’s management, strengthen the governance and functioning of our Board. Based primarily on these considerations, the Board concluded that Mr. Corrigan should serve as one of our directors.

Beth E. Ford (age 51) has been a director since January 2013. Ms. Ford has served as Executive Vice President, President Chief Supply Chain & Operations Officer at Land O’Lakes, a member-owned food and agricultural cooperative, since January 2012. From October 2008 to January 2012, Ms. Ford served as Executive Vice President and Head of Supply Chain at International Flavors and Fragrances, a producer of flavors and fragrances. Ms. Ford also serves on the Board of PACCAR, Inc. (NASDAQ: PCAR), a manufacturer of light-, medium- and heavy-duty trucks.

The Board believes that Ms. Ford’s experience, knowledge, skills and expertise acquired in leadership positions of supply chain and operations management roles in multiple industries as well as her consumer products experience, add significant value to the Board. Further, Ms. Ford’s education in business management with a focus in finance provides the Board with additional knowledge and skills in assessing strategic options for the company. Based primarily on these considerations, the Board concluded that Ms. Ford should serve as one of our directors.

Director who Retired in May 2014

William T. Weyerhaeuser, retired as a director of the Company on May 5, 2014. At that time, the size of the Board was decreased from eight to seven members.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR.

Clearwater Paper Corporation 2015

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

This table shows the number of shares of our common stock beneficially owned, by each owner of more than 5% of our common stock, each of our directors, each executive officer for whom compensation is reported in this proxy statement, and all directors and executive officers as a group. Except for our 5% holders, the table shows beneficial ownership as of February 28, 2015. The number of shares reported is based on data provided to us by the beneficial owners of the shares. The percentage ownership data is based on 19,202,763 shares of our common stock outstanding as of February 28, 2015. Under SEC rules, beneficial ownership includes shares over which the person or entity exercises voting or investment power and also any shares that the person or entity has the right to acquire within 60 days of February 28, 2015. Except as noted, and subject to applicable community property laws, each owner has sole voting and investment power over the shares shown in this table.

	Amount and Nature of Common Stock Beneficially Owned
	Number of Shares Beneficially Owned		Percent of Class	Common Stock Units(1)
Stockholders Owning More Than 5%
T. Rowe Price Associates, Inc.	2,675,451	(2)	13.93%
100 E. Pratt Street
Baltimore, MD 21202
BlackRock, Inc.	1,856,236	(3)	9.67%
40 East 52nd Street
New York, NY 10022
The Vanguard Group	1,279,528	(4)	6.66%
100 Vanguard Blvd.
Malvern, PA 19355
Steven A. Cohen	1,136,457	(5)	5.92%
72 Cummings Point Road
Stanford, CT 06902
Directors and Named Executive Officers
Fredric W. Corrigan	10,000		*	45,290
Boh A. Dickey	10,000	(6)	*	46,002
Beth E. Ford			*	5,212
Kevin J. Hunt			*	2,694
William D. Larsson	1,000		*	46,002
Linda K. Massman	162,037		*	-
Michael T. Riordan	976		*	46,002
Thomas A. Colgrove	55,912	(7)	*	-
Michael S. Gadd	89,887	(8)	*	-
John D. Hertz	18,555		*	-
Danny G. Johansen	19,257	(9)	*	-
Directors and Executive Officers as a Group
(12 persons)	367,624	(10)	1.91%

*	Less than 1%

(1)

Represents vested common stock units as of February 28, 2015. These stock units are not actual shares of common stock and have no voting power. In the case of our directors, these stock units are credited, along with any accrued dividend equivalents, on a one-for-one basis

Clearwater Paper Corporation 2015

credited, along with any accrued dividend equivalents, on a one-for-one basis with our common stock pursuant to our Deferred Compensation Plan for Directors (see “Compensation of Directors”). The units for Ms. Ford include deferred director’s fees that have been converted into common stock units. Ms. Ford’s deferred directors fees will be converted to cash and paid according to the election made prior to deferring fees. The annual deferred awards to non-employee directors are converted to cash and paid upon separation from service as a director.

(2)	Based on the stockholders’ Schedule 13G/A filed on February 13, 2015, with the SEC, the stockholder serves as an investment advisor registered under the Investment Advisors Act, with sole dispositive power over all of these shares and sole voting power over 674,924 of these shares, aggregately representing 13.6% of the shares of our common stock outstanding as of December 31, 2014. The schedule indicates that these shares are held as of December 31, 2014 by various individual and institutional investors, including T. Rowe. Price Small Cap Value Fund, which owns 932,505 shares representing 4.7% of our shares outstanding as of December 31, 2014. For the purpose of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)	Based on the stockholders’ Schedule 13G/A filed on January 15, 2015, with the SEC, the stockholder serves as a parent holding company registered under the Investment Act, with sole dispositive over 1,856,236 of these shares and sole voting power over 1,776,199 of these shares. The Schedule indicates that sole dispositive power over all these shares is held as of December 31, 2014, by the following entities: BlackRock Advisors (UK) Limited; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, N.A.; BlackRock International Limited; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Ltd; BlackRock Investment Management, LLC, BlackRock Japan Co Ltd; and BlackRock Life Limited which as an aggregate held 9.5% of our common stock outstanding.

(4)	Based on the stockholders’ Schedule 13G/A filed on February 11, 2015, with the SEC, the stockholder serves as an investment advisor registered under the Investment Act, with sole dispositive power over 1,252,728 of these shares, shared dispositive power over 26,800 of these shares and sole voting power over 29,100 of these shares, aggregately representing 6.55% of the shares of our common stock outstanding. The Schedule indicates that all these shares are held as of December 31, 2014, by various individuals and institutional investors including Vanguard Fiduciary Trust Company, which owns 26,800 shares, representing .13% and Vanguard Investments Australia, Ltd, which owns 2,300 shares or .01% of the shares of our common stock outstanding as of December 31, 2014.

(5)	Based on the stockholders’ Schedule 13G/A filed on January 8, 2015, with the SEC, the stockholder serves as an investment advisor registered under the Investment Act, with shared dispositive power and shared voting power over all of these shares. The Schedule indicates that shared dispositive power over all these shares is held as of January 6, 2015, by the following entities: Point 72 Asset Management, L.P., Point72 Capital Advisors, Inc., Rubric Capital Management, LLC and Steven A. Cohen, which own 1,136,457 shares, representing 5.8% of the shares of our common stock outstanding, as of January 6, 2015, with shared power to vote the shares. Each of Point72 Asset Management, Point 72 Capital Advisors Inc., Rubric Capital Management and Mr. Cohen disclaim beneficial ownership of any of the securities.

(6)	These shares are held in the name of Mr. Dickey and his spouse with whom Mr. Dickey shares voting and investment power.

Clearwater Paper Corporation 2015

(7)	Of these shares, 46,661 are held in a trust over which Mr. Colgrove shares voting and investment power with his spouse.

(8)	Of these shares, 84,601 are held in a trust over which Mr. Gadd shares voting and investment power with his spouse and 53 shares are held in Mr. Gadd’s individual account under our 401(k) employee savings plan.

(9)	Includes 6,136 shares of common stock held for Mr. Johansen’s account under our 401(k) employee savings plan.

(10)	Includes an aggregate of 6,189 shares of common stock held for the executive officers’ benefit under our 401(k) employee savings plan.

Clearwater Paper Corporation 2015

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Executive Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Executive Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our 2014 Annual Report on Form 10-K.

The Compensation Committee Members:

Fredric W. Corrigan, Chair
Kevin J. Hunt
Michael T. Riordan

Clearwater Paper Corporation 2015

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Clearwater Paper Executive Program Summary and 2014 Highlights

2014 Business Highlights

•	We had solid operating results, including record net sales, record paperboard shipments for our pulp and paperboard division and record production at several of our plants.

•	We maintained a strong safety record within our industry.

•	We sold our specialty products paper business for $113.5 million as part of our focus on improving the operating efficiencies and cost effectiveness of our core businesses.

•	We returned value to our stockholders through the completion of a $100 million stock repurchase program and announced the authorization of a new $100 million stock repurchase program.

•	We issued bonds at an interest rate of 5.375% due in 2025 to refinance bonds with an interest rate of 7.125% due in 2018.

•

We streamlined converting operations with the closure of our Long Island converting facility and redeployment of five converting lines to other facilities and added one new converting line with the goal of more efficiently serving customers.

•	We achieved our EBITDA expansion goals in relation to our TAD paper expansion.

•	We completed over 1200 continuous improvement events which increased employee engagement and improved operational performance.

•	Our stock price increased 31% from $52.50 on December 31, 2013 to $68.55 on December 31, 2014.

2014 Executive Compensation Highlights

•

During the three-year performance period for performance share awards granted in 2012 (for the 2012-2014 performance period), we had a 97.7% total stockholder return (“TSR”) compared to a median TSR for our peer group of 92.1%. This placed us in the 52.4 percentile for performance within our peer group during this period, and resulted in a payout of performance shares equal to 106.9% of target.

TSR PERFORMANCE

Clearwater Paper Corporation 2015

2014 Executive Compensation Highlights (continued)

•

Our target compensation mix was 76% incentive compensation and 24% base salary for our CEO and an average of 59% incentive compensation and 41% base salary for our other named executive officers or NEOs.

•

Consistent with our pay for performance philosophy and as a result of solid operating results but lower than target financial results for the company as a whole in 2014, we paid annual bonus awards for executives and all eligible employees for 2014 at an average of 82% of target, corresponding to company and individual performance targets established under our annual incentive plan.

•	We funded our company bonus pool at 78% of target as a result of EBITDA and EBITDA Margin performance:

•	Our CEO’s 2014 compensation included an annual incentive bonus paid at 84% of target.

•	Our CEO’s annual long-term incentive awards for 2014 were provided 50% in the form of three-year performance shares and 50% in stock options.

•	Our stockholders approved our annual incentive plan and cast an advisory vote of approximately 97% in favor of the 2013 compensation of our named executive officers.

Clearwater Paper Corporation 2015

Executive Compensation and Governance

The following are key aspects and features of our executive compensation program:

•	Our compensation target mix favors performance-based compensation.

•	Executive compensation levels are targeted at the market median with a range of opportunity to reward strong performance.

•	Executive compensation levels and targets are measured against other similarly-sized manufacturing companies, both in and outside our industry.

•

Our long-term incentive awards are granted in equity, the bulk of which is performance based—in the form of performance shares dependent on our total stockholder return, (“TSR”), over a three-year period relative to the S&P MidCap 400® Index (excluding those companies classified as members of the GICS® Financials sector) and in stock options.

•

Our annual bonus program utilizes key financial measures—EBITDA as an indicator of our operational performance for the year, and EBITDA Margin, as an indicator of the profitability of each dollar of net sales we generate. We believe EBITDA and EBITDA Margin are effective measures of profitability for the year, thereby enabling us to ensure that our annual bonuses are self-funded.

•	Our stock ownership requirements for executives further align our executives’ and stockholders’ interests.

•

Our insider trading policy prohibits short selling, purchasing on margin, pledging of company stock or other company securities, and buying or selling puts or calls in company stock or other company securities.

•

Our stock incentive and annual incentive plans contain a broad clawback provision that provides us the right to cancel or adjust equity awards and cash bonus payments in the event of error or misconduct.

•	Neither our executive change of control plan nor our executive severance plans provide for excise tax gross-ups.

•

Our outstanding equity awards require an actual change of control to occur before any portion of the awards would be paid out upon a change of control. RSUs and option awards further require a “double trigger” for payout to occur, meaning the executive officer has to be terminated without cause or to resign for good reason within one month prior to or 24 months after the change of control in order to receive the payout.

Clearwater Paper Corporation 2015

Overview

This Executive Compensation Discussion and Analysis discusses our 2014 compensation program for our following named executive officers:

Linda K. Massman	President and Chief Executive Officer
John D. Hertz	Senior Vice President, Finance and Chief Financial Officer
Thomas A. Colgrove	Senior Vice President, President Consumer Products Division
Danny G. Johansen	Senior Vice President, President Pulp and Paperboard Division
Michael S. Gadd	Senior Vice President, General Counsel and Corporate Secretary

This Executive Compensation Discussion and Analysis is organized into two sections. In the first section, titled “Compensation Philosophy and Objectives,” we describe the key objectives and mechanics of our compensation program.

In the second section, titled “Analysis of 2014 Compensation,” we describe the components of our executive compensation program as well as the compensation earned by or paid to our named executive officers during 2014.

Compensation Philosophy and Objectives

Our compensation philosophy remains consistent and straightforward—pay our executives competitive and fair compensation that is linked to individual and company performance. The objectives of our executive compensation program are to attract, retain, motivate, and reward executives in order to enhance the long-term profitability of the company, foster stockholder value creation, and align executives’ interests with those of our stockholders. We target our executive compensation levels to be at or near the median of compensation paid by comparable companies, and we build in flexibility for above or below the median based on our and our executives’ actual performance. We believe that a substantial portion of total compensation for our executives should be variable and dependent on company and individual performance.

Compensation Oversight

The Compensation Committee’s primary responsibility is the oversight of our executive compensation and benefits programs. The committee’s purview includes determining and approving annual performance measurements and targets for our executive officers’ incentive pay as well as annually reviewing, determining and approving their compensation packages.

Management Input

As part of our process for establishing executive compensation, our CEO and our Senior Vice President, Human Resources, or SVP-HR, provide information and make recommendations to the Compensation Committee. Our CEO and/or SVP-HR provide the Compensation Committee with a detailed review of the actual results for the company compared to the performance measures set at the beginning of the year under our annual incentive plan. Our CEO provides to the committee:

¡	performance evaluations of the executives who report to her;
¡	recommendations as to changes to base salaries as well as target amounts for annual cash bonuses and equity awards for each executive officer, excluding her own;
¡	recommendations regarding the individual portion of annual cash bonuses to be paid to our executive officers who report to her;
¡	recommendations regarding compensation packages for executives being hired or promoted; and
¡	proposed company and division performance targets.

Clearwater Paper Corporation 2015

Recommendations regarding target and actual executive compensation components are based on the principal duties and responsibilities of each position, competitor pay levels within our industry in both regional and national markets and at comparable companies, and internal pay equity, as well as on individual performance considerations.

Compensation Consultants

The Compensation Committee has engaged Semler Brossy Consulting Group, LLC, or Semler Brossy, to advise the committee on executive compensation matters as well as the competitive design of the company’s long-term and annual incentive programs. The Nominating Committee has also engaged Semler Brossy to advise that committee on director compensation matters. Semler Brossy does not advise any of our executive officers as to their individual compensation and does not perform other compensation related services for the company.

At least every other year, the Compensation Committee’s consultant performs a competitive market assessment of each executive officer’s compensation package that the committee uses to analyze each component of such compensation as well as each executive officer’s compensation in the aggregate. The intent of these assessments is to evaluate the proper balance and competitiveness of our executive officers’ compensation as well as the form of award used to accomplish the objective of each component. The committee is also advised on an annual basis as to target performance measures and other executive compensation matters by its compensation consultant.

Ultimately, decisions about the amount and form of executive compensation under our compensation program are made by the Compensation Committee alone and may reflect factors and considerations other than the information and advice provided by its consultant or management.

Establishing Compensation

At meetings held in the first quarter of each year, the Compensation Committee typically takes the following actions relating to the compensation for our executive officers, and in some cases other senior employees:

¡	approves any base salary increases;
¡	approves the payment of cash awards under our annual incentive plan for the prior year’s performance;
¡	approves the settlement of any performance-based equity awards previously issued under our long-term incentive program;
¡	establishes the performance measures and approves the target award opportunity for cash awards under our annual incentive plan for the current year;
¡	establishes the performance measures for any performance-based equity awards under our long-term incentive program;
¡

approves the threshold and maximum levels of performance under our annual and long-term incentive plans, including performance shares, as well as the payouts for achieving those levels of performance; and

¡	approves the grant of performance shares and any other equity awards, such as options or restricted stock units that vest based on continued employment, under our long-term incentive program.

Use of Tally Sheets.    In connection with the committee’s review and approval of executive compensation, it periodically analyzes tally sheets prepared by its consultant that quantify the elements of each executive officer’s compensation, including estimates of amounts that would be paid out in the event of a change of control and other termination scenarios. The committee also periodically reviews, as input to its decisions establishing our executive officers’ compensation, an analysis of current and

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future equity holdings and values using different stock price performance scenarios over time. These analyses assist the committee in determining if the compensation of our executive officers is appropriate given our projected performance.

Competitive Market Assessments.    The committee conducts a periodic review of each of our executive officer’s compensation and, in connection with these assessments, analyzes competitive data provided by its compensation consultant. In January 2014 and again in December 2014, Semler Brossy performed such an assessment for the committee.

Semler Brossy’s 2014 market assessments compared the compensation of our named executive officers with that of companies in the forest products industry as well as manufacturing companies of similar size in terms of revenue and market capitalization. They also utilized market data from relevant published survey sources, including the Forest Products Industry Compensation Association Survey for industry- specific market data, as well as surveys from Mercer, Aon Hewitt and Towers Watson for market data on paper and allied products companies, manufacturing companies, and/or general industry companies of similar size. In its competitive assessment, Semler Brossy gathered competitive compensation data that was adjusted, as possible and appropriate, to the revenues of the company for corporate-based employees and each operating division for division employees. The competitive assessment was based on executive positions that are comparable to those of our executive officers.

Individual Performance.    We adjust compensation against the median level for individual executives, as appropriate, to recognize factors such as job performance, long-term potential and experience as well as for purposes of recruitment and retention. Total direct compensation (defined as base salary plus short- and long-term incentives) earned by our executives may vary from the market median (above or below) based on these factors.

The Role of Stockholder Advisory Vote.    At our annual meeting in 2014, our stockholders cast an advisory vote of approximately 97% in favor of the 2013 compensation of our named executive officers. Our Compensation Committee took the 2014 advisory vote of our stockholders into account as a factor in maintaining the overall structure of our 2014 executive compensation program. At our annual meeting in 2015, our stockholders will again be provided the opportunity to cast a non-binding advisory vote to approve the compensation of our named executive officers. This vote is set forth in Proposal 3 in this proxy statement. The Compensation Committee, as it did last year, will consider the outcome of the vote when making future compensation decisions regarding our named executive officers.

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2014 Executive Compensation Peer Group

The following companies were used as part of the competitive market assessments of our executive compensation for 2014:

Company Name	GICS Sub-Industry	Revenue (In millions)(1)	Market Capitalization (In millions)(2)
Packaging Corp. of America	Paper Packaging	$5,683	$7,679
Sonoco Products	Paper Packaging	$4,912	$4,429
Greif	Metal & Glass Containers	$4,422	$2,255
Graphic Packaging	Paper Packaging	$4,314	$4,454
KapStone Paper & Packaging	Paper Products	$2,301	$2,814
P.H. Glatfelter	Paper Products	$1,808	$1,225
Neenah Paper	Paper Products	$891	$1,003
Schweitzer Mauduit	Paper Products	$812	$1,289
Wausau Paper	Paper Products	$353	$568
25th Percentile		$891	$1,225
Median		$2,301	$2,255
75th Percentile		$4,422	$4,429
Clearwater Paper Corporation	Paper Products	$1,965	$1,339
Percentile Rank		41st percentile	38th percentile

(1)	Represents revenues for the most recent four quarters as reported by each company as of December 31, 2014.

(2)	As of December 31, 2014.

Compensation Components

We balance our executives’ total direct compensation among three components:

¡	Base salary;
¡	Short-term, or annual, cash incentives; and
¡	Long-term equity-based incentives.

Compensation Component Objectives.    The Compensation Committee’s goal in determining compensation for our executive officers is to award compensation that is consistent with our compensation philosophy. Salaries are provided to employees as compensation for basic services to the company and to meet the objectives of attracting and retaining the talent needed to run our business. Our short-term cash incentives reward employees for helping us achieve or exceed annual financial targets. Our long-term equity incentives reward employees for helping us increase the value of our stock and outperform the market with respect to stockholder return. Our long-term equity awards also provide retention incentives. Further, we set incentive and equity compensation as larger portions of total pay opportunities for executives with higher levels of responsibility. This is to ensure the interests of these senior executives are more closely aligned with those of our stockholders. See “2014 Target Compensation” on pages 34 for our named executive officers target pay mix.

To ensure fiscal discipline, the Compensation Committee sets threshold performance levels below which no annual or long-term performance-based incentive payments are to be made and sets caps on the aggregate amount of incentive compensation that we can pay.

Base Salary.    The Compensation Committee targets executive base salaries at the median of competitive practice, with such adjustments as management and the committee deem necessary. We have base salary ranges for each level, or pay grade, for all of our salaried employees, including our

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CEO. The committee establishes these in part based on competitive pay data provided by its compensation consultant. The placement of an executive officer’s rate of pay within the salary range for a given position is determined by the committee and corresponds to the executive’s level of experience, job performance, long-term potential and tenure.

Annual Cash Incentives.    Our annual cash incentive program links compensation to annual company performance by awarding cash bonuses for achieving pre-defined corporate financial as well as individual annual performance objectives. We designed our annual incentive program with the goals of ensuring the program was self-funding based on financial and operational performance; appropriately tied to performance measures and targets; and easily understandable for participants in terms of what they could receive based upon actual company performance and individual performance. Additionally, the Compensation Committee set a cap on the total amount a participant could be awarded under the program equal to 175% of the participant’s target, resulting in a cap of 175% of the aggregate target amount that could be funded and paid out by the company.

Target Opportunities.    The target annual cash bonus for each of our executive officers is defined as a set percentage of base salary based on the pay grade of the officer’s position. The Compensation Committee periodically reviews these target percentages for our executive officers and approves modifications when appropriate, based in part on the recommendations and input of its compensation consultant and management after a review of competitive practice.

Performance Measures.    At the beginning of the year, the Compensation Committee determines the objective performance measures that must be achieved in order for awards to be earned by executive officers. The objective criteria are then communicated to the officers. Additionally, individual performance objectives are established at the beginning of the year for each executive officer that align with company financial objectives.

Program Mechanics.    The target cash bonus amount for each participant is determined by multiplying the participant’s actual salary for the year by a predetermined percentage based on his or her pay grade. In 2014, to encourage a unified focus on overall company performance, we eliminated the target bonus for divisional performance so that cash bonus opportunities were apportioned solely among companywide and individual performance as follows:

AIP Participant	Percentage Based on Company Performance	Percentage Based on Individual Performance
All Participating Personnel	75%	25%

Separate target bonus pools were established for the company and individual performance components. No bonus pools fund unless the company’s EBITDA financial performance is at least at the threshold level approved by the Compensation Committee at the beginning of the year.

Individual performance is measured against performance objectives set at the beginning of the year and a portion of a participant’s individual award component is available upon achievement of each objective, subject to the company achieving a threshold level of EBITDA financial performance that will allow the individual bonus pool to be funded. The individual objectives were approved by a participant’s supervisor, by the CEO for executive officers, and by the Compensation Committee for the CEO.

Calculation of Earned Awards.    After the end of the year, actual financial performance is calculated and the results are compared to the pre-approved, objective performance measures. The attainment of the individual performance objectives are also assessed based on the individual employee’s annual performance against those objectives.

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Earned awards are paid in cash in the first quarter of the year following the applicable performance year. If an executive officer does not meet his or her stock ownership requirement at that time, awards are paid 50% in cash and 50% in stock. Executive officers may also elect to defer annual incentive awards pursuant to our management deferred compensation program. Under our annual incentive plan, the Compensation Committee has discretionary authority to limit the amount and alter the time and form of payment of annual bonus awards even if we meet performance criteria. The committee did not exercise this authority for 2014.

Clawback.    The company has the right to cancel or adjust the amount of an annual incentive if our financial statements on which the calculation or determination of the award was based are subsequently restated due to error or misconduct and, in the judgment of the committee, the financial statements as restated would have resulted in a smaller or no award if such information had been known at the time the award had originally been calculated or determined. In addition, in the event of such a restatement, we may require an employee who received an award to repay the amount by which the award was originally calculated or determined exceeds the award as adjusted, although we may be unable to compel the repayment of an award made to an ex-employee for years prior to 2014.

Long-Term Incentives.    Under our long-term equity incentive program, or LTIP, which is intended to link compensation to long-term company performance, we granted three types of equity awards in 2014:

¡	performance shares;
¡	stock options; and
¡	restricted stock units, or RSUs.

Participants in our long-term incentive plan received their 2014 awards in the following proportions:

Our CEO’s 2014 long-term incentive award was 50% performance shares and 50% options to provide her with a higher degree of variable, or at-risk, compensation consistent with aligning her pay to the performance of the company and enhancing the link between her pay and shareholder value creation.

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Performance Shares.    Performance shares granted in 2014 represent the contingent right to receive a varying number of shares of common stock based on our total stockholder return, or TSR, performance over a three-year period relative to the S&P MidCap 400® Index (excluding those companies classified as members of the GICS® Financials sector) beginning in 2014. TSR is comprised of the change in a company’s stock price from the beginning of the performance period compared to the end of the performance period, and includes all cash and stock dividends paid on shares of common stock during such period. The company’s stock price at the beginning and end of a performance period is measured over a fixed period of time, currently the final forty trading days in the year prior to the start of the performance period and the final forty trading days in the final year of the performance period. We use performance shares to serve three key objectives: first, to reward employees when the company achieves total stockholder returns that exceed those of the applicable index or peer group; second to encourage employees to focus on enhancing long-term stockholder value; and third to align management’s interests with stockholders’ interests.

The committee awards annual performance share grants to our executive officers, in the first quarter of each year. Performance shares are intended to qualify as performance-based awards under Section 162(m). For the past three years, our performance shares have paid out in shares of our common stock as follows:

Stock Options.    Stock options represent the contingent right, but not the obligation, to buy a certain amount of shares of the company at a predetermined price. In 2014, we added stock options as part of our long-term incentive awards. We use stock options to focus on absolute stock performance, that is, purely on increasing our stock price to align the interests of executives with those of our stockholders and to help recruit and retain key employees. We also believe that stock options enhance retention of officers and other key personnel as a result of the vesting period.

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The committee awards annual stock option grants to our executive officers, in the first quarter of each year. These option grants generally vest at the end of a three-year period subject to continued employment. Stock options are granted at fair market value and are intended to qualify as performance- based awards under Section 162(m).

Restricted Stock Units.    RSUs represent the contingent right to receive a fixed number of shares of common stock in the future if the employee remains employed through the applicable vesting period. We use RSUs to help recruit and retain key employees and to align the interests of executives with those of our stockholders. We believe that RSUs enhance retention of officers and other key personnel as a result of the vesting period. Additionally, these awards encourage recipients to take actions aimed at increasing the underlying value of the shares associated with RSUs over the vesting period since RSUs cannot be paid out until fully vested.

The committee awards annual RSU grants to our executive officers, other than our CEO, in the first quarter of each year. These RSU grants generally vest at the end of a three-year period subject to continued employment.

Long-Term Incentive Opportunities.    The committee establishes guideline or target, long-term incentive values for each executive officer pay grade, taking into consideration competitive long-term equity incentive opportunities, as well as equity usage and shareholder dilution, overall. Based on an assessment of competitive long-term equity incentive opportunities performed by the Compensation Committee’s consultant, guideline or target, long-term incentive values are established for each executive officer pay grade. These guideline values are expressed as a percentage of the midpoint within the applicable salary range for a named executive officer. The guideline long-term incentive values, which generally approximate the median of competitive practice for our executive base salary grades, are then converted to a guideline number of performance shares, stock options and RSUs based on the average closing price for our common stock over a fixed period of time prior to the date of grant. The actual number of equity awards granted to eligible employees are further subject to an increase or decrease at the Compensation Committee’s discretion, based upon management’s assessment of an individual employee’s past contributions and potential future contributions to the company. For the CEO, the committee determines the number of long-term incentive awards to be granted using information supplied by its compensation consultant of competitive long-term incentive opportunities and the committee’s evaluation of the CEO’s performance.

Timing of Long-Term Incentive Awards.    Compensation Committee meetings are scheduled well in advance and are not coordinated with the release of any material, non-public information. The grant date for annual equity awards is the day of the Compensation Committee meeting at which the awards are approved. However, for executive officers who are hired during the year, the committee may approve an equity award in advance of, and subject to the executive commencing employment in which case the grant date is the executive’s start date. For the purpose of converting the dollar value of a grant into a set number of shares, the committee may approve the use of the price of our common stock as of the grant date or the use of an average trading price over a set period. For stock option grants, the exercise price is set at the closing price on the date of grant.

Limitations on and Adjustments to Long-Term Awards.    The Compensation Committee reserves the right to reduce or eliminate any performance share award to an employee, or to all senior employees as a group, if it determines that TSR has been insufficient, or if our financial or operational performance has been inadequate. The committee did not exercise this authority for 2014.

Clawback.    The company has the right to cancel or adjust the amount of any equity award if our financial statements on which the calculation or determination of the award was based are subsequently restated due to error or misconduct and, in the judgment of the committee, the financial

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statements as restated would have resulted in a smaller or no award if such information had been known at the time the award had originally been calculated or determined. In addition, in the event of such a restatement, we may require an employee who received an award to repay the amount by which the award was originally calculated or determined exceeds the award as adjusted.

Analysis of 2014 Compensation

We last substantially modified our annual and long-term incentive programs following our first full year of operations as a stand-alone company in 2009. Those modifications went into effect in 2010 and largely remained in place through 2013. During 2013 and into early 2014, we reviewed the structure of those programs to determine whether any changes were warranted in terms of objectives, mechanics and performance measures. In doing so, our goal for executive compensation and a wide selection of salaried employees, was to further optimize the alignment of our incentive compensation with our corporate strategy and direction as well as with the compensation of comparable companies. As part of this re-evaluation of our executive compensation program for 2014, Semler Brossy provided the Compensation Committee with analyses of our annual incentive plan and long-term-incentive plan, as well as an updated market assessment of executive salaries. Based on Semler Brossy’s analysis and our current corporate strategy and direction, management developed and proposed changes to our executive compensation program that the Compensation Committee approved.

Based upon updated market data provided by Semler Brossy and the individual performance of each of our named executive officers, the committee instituted changes described below to components of our named executives’ compensation to further align our executive compensation with our compensation philosophy and objectives and with the compensation programs of comparable companies.

Salary

To align compensation with the median of comparable companies and taking into consideration an individual executive’s experience, performance, long-term potential and tenure, the Compensation Committee set the base salary for each of our named executive officers as follows:

Name	% Change	2014 Annual Salary(1)	2013 Annual Salary(1)
Linda K. Massman President and Chief Executive Officer	10.7%	$775,000	$700,000
John D. Hertz Senior Vice President, Finance and Chief Financial Officer	7.1%	$450,000	$420,000
Thomas A. Colgrove Senior Vice President and President Consumer Products Division	4.4%	$470,000	$450,000
Danny G. Johansen Senior Vice President and President Pulp and Paperboard Division	14.3%	$400,000	$350,000
Michael S. Gadd Senior Vice President, General Counsel and Corporate Secretary	7.2%	$370,000	$345,000

(1)	Actual salaries paid for 2013 and 2014 as shown in the 2014 Summary Compensation Table on page 39 may differ due to timing of annual salary increases.

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Annual Incentives

We focused on company financial performance, and eliminated divisional financial performance goals, under our annual incentive program for 2014, with financial performance goals for the 2014 performance year based on company EBITDA and EBITDA Margin. The 2014 target bonus opportunities for our named executive officers under our annual incentive plan were as follows:

	2014 AIP Target(1)		2013 AIP Target(1)
Name	% Amount	$ Amount	% Amount	$ Amount
Linda K. Massman	100%	$762,500	100%	$700,000
John D. Hertz	65%	$289,250	65%	$270,833
Thomas A. Colgrove	65%	$303,333	65%	$292,500
Danny G. Johansen	65%	$254,583	65%	$227,500
Michael S. Gadd	65%	$232,042	55%	$187,917

(1)	AIP targets are a percentage of a named executive officer’s actual salary paid in a given year and percentage amounts are pre-established for the pay grade to which the named executive officer’s position is assigned.

Annual Performance Measures

For purposes of determining 2014 annual cash incentives, the Compensation Committee compared the company’s EBITDA and EBITDA Margin results to the targets established at the beginning of the year. Using EBITDA as a metric to measure performance ensured a self-funded bonus program and focused participants on generating income and cash flow by both increasing revenues and controlling costs. In addition, EBITDA is a common measure used by the investment community to measure the performance of companies like ours. In 2014, we added EBITDA Margin, a measurement of the company’s operating profitability. Using EBITDA Margin as a metric to measure performance focused participants on the quality of our income and cash flow, both through top-line growth and greater efficiencies. We believe that the use of these measures will further improve the alignment of our employees’ and stockholders’ interests. The company performance measures and funding of the company target bonus pool for 2014 was:

50% of Target Company Performance Pool Based on EBITDA Performance Against Target
50% of Target Company Performance Pool Based on EBITDA Margin Performance Against Target

The Compensation Committee approved the EBITDA and EBITDA Margin performance targets at the beginning of 2014. The performance scales for 2014 annual cash bonuses and the corresponding performance modifiers as a percentage of target were as follows:

EBITDA $ Performance Level	Performance Modifier (Percentage of Target Bonus)
Threshold	25% x Target Bonus
Target	100% x Target Bonus
Maximum	200% x Target Bonus

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EBITDA Margin Performance Level	Performance Modifier (Percentage of Target Bonus)
Threshold	25% x Target Bonus
Target	100% x Target Bonus
Maximum	200% x Target Bonus

The performance modifiers proportionally increase or decrease between threshold and target levels and between target and maximum levels. There is no funding of the company pool for EBITDA performance below the threshold level and therefore no annual award payment made from such pool to annual incentive plan participants.

A funded bonus pool for the company, which provided 75% of the target bonus for each participant, could not exceed the lesser of the pool maximum approved by the Compensation Committee or 200% of the applicable performance pool. The bonus pool for individual performance, which represents 25% of the target bonus for each participant, funds at 100% of target if company EBITDA performance is determined by the committee to be at least at the threshold performance level, and could not fund greater than 100%.

Because the bonus pool for individual performance could not fund greater than the 100% level, the most that could be paid out by the company pursuant to the annual incentive program was 175% of the aggregate target amount of all bonuses to all participants for the year. If the company had not achieved the EBITDA threshold performance level, neither the company performance bonus pool nor the individual bonus pool would have been funded for the year. The maximum payout under our AIP would be as follows:

Plan Component	Target Weighting	Multiplier for Maximum Performance	Maximum Payout
Financial Performance	75%	200%	150%
Individual Performance	25%	100%	25%
Total	100%	-	175%

Note:	no bonus if financial performance is below threshold

Under our annual cash incentive program, when measuring final EBITDA and EBITDA Margin results for a period relative to the EBITDA and EBITDA Margin targets for the period, the Compensation Committee may make appropriate adjustments to exclude certain events that occur during the performance period, including items the committee determines are extraordinary or otherwise not indicative of the company’s core performance.

Long-Term Incentive Awards

We awarded long-term incentive awards in the form of performance shares, stock options and/or RSUs in 2014. The long-term incentive award granted to eligible employees, excluding our CEO, in 2014 consisted of:

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37.5% in the form of performance shares that may settle in our shares based on our TSR compared to that of the S&P MidCap 400® Index (excluding those companies classified as members of the GICS® Financials sector) during the three-year performance period beginning January 1, 2014, and ending December 31, 2016;

¡	37.5% in the form of stock options with three-year “cliff” vesting subject to continued employment; and
¡	25% in the form of time-vested RSUs with three-year “cliff” vesting subject to continued employment.

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In 2014, our CEO received 50% performance shares and 50% stock options for her long-term incentive award.

In 2014, the guideline long-term incentive award targets for our named executive officers were as follows:

	2014 LTIP Target(1)		2013 LTIP Target(1)
Name	% Amount	$ Amount	% Amount	$ Amount
Linda K. Massman	200%	$1,600,000	200%	$1,600,000
John D. Hertz	100%	$401,000	100%	$401,000
Thomas A. Colgrove	80%	$312,000	80%	$312,000
Danny G. Johansen	80%	$312,000	80%	$312,000
Michael S. Gadd	80%	$312,000	75%	$247,500

(1)	LTIP targets are a percentage of the salary grade midpoint for a named executive officer’s position.

Long-Term Performance Measures

For the three-year performance period beginning January 1, 2014, and ending December 31, 2016, the relative TSR performance scale and the corresponding number of shares earned as a percentage of target were set by the Compensation Committee as follows:

Performance Level	Total Stockholder Return Percentile Rank Versus S&P MidCap 400® Index (excluding those companies classified as members of the GICS® Financials sector)	Number of Shares Earned (Percentage of Target)
Threshold	33rd Percentile	25% of Target
Target	50th Percentile	100% of Target
Maximum	85th Percentile	200% of Target

The number of performance shares earned for relative TSR performance proportionately increases or decreases between threshold and target levels and between target and maximum levels.

The Compensation Committee believes that for purposes of measuring relative corporate performance for awarding long-term incentives:

¡

the 33rd Percentile is an appropriate “floor” for purposes of setting a minimum standard of performance—it is well above bottom-quartile performance against the index, which ties into our larger pay-for-performance philosophy, and specifically, the notion that executives are not rewarded for minimal performance;

¡

the 50th Percentile is an appropriate measure for purposes of paying 100% of the target amount—it aligns directly to our overall positioning of target pay opportunities at the median of our competitive market; and

¡

the 85th Percentile is an appropriate performance requirement for purposes of paying 200% of the target amount—it is well into top-quartile performance against the index, which aligns well with our overall orientation to above-target pay only for superior performance.

2014 Performance Share Index

The relative TSR performance for the performance shares we granted for the 2014-2016 period are measured against the S&P MidCap 400® Index (excluding those companies classified as members of

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the GICS® Financials sector). We elected to measure TSR performance against a broad index of similarly sized companies because we determined it better represented our significant consumer products business, and the previous smaller peer group used for TSR purposes resulted in wide variability in the relative measurement. We believe the S&P MidCap 400® Index (excluding those companies classified as members of the GICS® Financials sector) retains the discipline and transparency of using a relative performance measure and provides a more stable basis for relative TSR comparison over time.

2014 Target Compensation

To better align the goals of our executives with higher levels of responsibility with our short- and long-term business goals, we compensate those executives with a higher proportion of variable compensation. The percentage amounts for salary, target annual incentive award, and target long-term incentive awards for our CEO and other named executive officers, i.e., the mix of pay, in 2014 was as follows:

2014 AIP Awards

Annual cash incentive awards for 2014 were paid as a result of:

¡	the company’s EBITDA and EBITDA Margin performance, as determined by the Compensation Committee; and
¡	each officer’s performance measured against his or her specific individual objectives.

The 2014 EBITDA and EBITDA Margin targets, the year-end 2014 EBITDA and EBITDA Margin as determined by the committee, and the corresponding percentage of target award amount were as follows:

	EBITDA $	EBITDA Margin
2014 Target(1)	$255.0 Million	13.0%
2014 Year-end(2)	$238.5 Million	12.1%
Approved Percentage of Target	78%	78%

(1)	For purposes of establishing 2014 Target EBITDA and Target EBITDA Margin and the calculation of year-end results, the Compensation Committee adjusted for expenses expected to be incurred

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by the company in connection with adjusting directors’ phantom equity compensation for purposes of mark-to-market accounting requirements and the closure of the consumer products division’s Long Island facility.

(2)	For purposes of measuring 2014 EBITDA and EBITDA Margin, the committee adjusted EBITDA and EBITDA Margin by excluding the expenses discussed in footnote 1 and further adjusted for expenses incurred by the company in connection with the optimization and sale of the specialty business and the loss on impairment of an intangible asset associated with the pulp and paperboard division’s Clearwater Fiber wood chipping facility. The 2014 EBITDA for the company shown in the table is presented in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, under the heading Earnings Before Interest, Tax, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA, in our Annual Report on Form 10-K, filed on February 26, 2015, which we refer to as our 10-K, by taking our net earnings, and adding net interest expense (including debt retirement costs), income taxes, depreciation and amortization and $68.6 million of expenses related to the directors phantom equity compensation adjustment, the Long Island facility closure, the closure of the consumer products division’s Thomaston facility, the sale of the specialty business and mills and the Clearwater Fiber intangible asset impairment. EBITDA Margin is calculated by dividing EBITDA, as adjusted above, by net sales.

2014 AIP Individual Performance

Under our annual incentive plan, 25% of the award for each named executive officer is based upon individual performance. In early 2014, objectives were established for each executive officer within the range of their responsibilities, and these objectives included: optimization of the business in line with our strategic objectives, advancement of our continuous improvement culture, successful implementation of our IT strategy, and continued improvement of the effectiveness of safety programs. The outcome of the evaluations of our named executive officer’s individual performance with these objectives was as follows:

Name	% of Individual Target Amount Awarded	Amount of Individual Performance Award Paid	Total Annual Incentive Award Paid(1)
Linda K. Massman	25%	$190,625	$636,700
John D. Hertz	23%	$66,528	$235,700
Thomas A. Colgrove	23%	$69,767	$247,200
Danny G. Johansen	25%	$63,646	$212,600
Michael S. Gadd	25%	$58,010	$193,800

(1)	Includes annual incentive award for company and individual performance.

Other Compensation Related Matters

Officer Stock Ownership Guidelines and Limitations on Securities Trading

In the interest of promoting and increasing equity ownership by our senior executives and to further align our executives’ long-term interests with those of our stockholders, we have adopted the following stock ownership guidelines:

Title	Value of Clearwater Paper Equity Holdings
Chief Executive Officer	5x Base Salary
Division President	2x Base Salary
Senior Vice President	2x Base Salary

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Each executive must acquire, within five years of his or her becoming an executive officer, at least the equity value shown above. Each of our named executive officers has met his or her current equity ownership requirements.

Shares held in a brokerage account, an account with our transfer agent or in our 401(k) Plan, common stock units owned as a result of deferred awards made under our incentive programs, and any vested RSUs, all count towards the ownership requirement. Shares subject to unvested RSUs, unexercised options or unearned performance shares, however, do not count toward the ownership guidelines. The value of the shares held by an officer will be measured by the greater of the value of the shares at the (i) time acquired or fully vested or (ii) the applicable annual measurement date, based on the twenty-day average closing price of our stock before that measurement date. The stock ownership of all our named executive officers as of February 28, 2015, is presented on page 15. See “Security Ownership of Certain Beneficial Owners and Management.”

If an executive does not meet his or her ownership requirement or the ownership requirement is not maintained after it is initially met, incentive awards to be made under our annual incentive program are paid 50% in cash and 50% in stock, and any performance share award that is earned, on an after-tax basis, must be retained to the extent necessary to meet the stock ownership guidelines.

Pursuant to our Insider Trading Policy, directors, officers and other employees are prohibited from engaging in short sales of company securities, pledging company securities, purchasing company securities on margin, and engaging in transactions in puts, calls or other derivatives trading on an exchange in regard to company securities.

Executive Severance and Change of Control Plans

The Compensation Committee believes that our Executive Severance Plan and our Change of Control Plan provide tangible benefits to the company and our stockholders, particularly in connection with recruiting and retaining executives in a change of control situation. We do not provide for excise tax gross-ups upon a change of control. We do not view our change of control benefits or post-termination benefits as core elements of compensation due to the fact that a change of control or other triggering event may never occur. Our objectives in having the Executive Severance Plan and Change of Control Plan are consistent with our compensation objectives to recruit, motivate and retain talented and experienced executives. In addition, we believe these plans provide a long-term commitment to job stability and financial security for our executives and encourage retention of those executives in the face of the uncertainty and potential disruptive impact of an actual or potential change of control. Our change of control policies ensure that the interests of our executives will be materially consistent with the interests of our stockholders when considering corporate transactions and are intended to reassure executives that they will receive previously deferred compensation and that prior equity grants will be honored because decisions as to whether to provide these amounts are not left to management and the directors in place after a change of control. Our change of control and post-termination benefits are not provided exclusively to the named executive officers, but are also provided to certain other management employees.

Severance and change of control benefits are discussed in detail on pages 49-55. See “Potential Payments Upon Termination or a Change of Control.”

Section 162(m)

Section 162(m) of the Internal Revenue Code, or the Code, generally disallows a tax deduction to public companies for annual compensation in excess of $1 million paid to the CEO and certain other named executive officers. Companies may deduct compensation above $1 million, however, if it is “performance- based compensation” within the meaning of the Code. While the Compensation

Clearwater Paper Corporation 2015

Committee considers the effect of this rule in developing and implementing our compensation program, in order to preserve the committee’s flexibility, we have not adopted a policy that all applicable compensation must qualify as deductible under Section 162(m). However, our annual incentive program and the performance share and option award portions of our long-term incentive program are intended to qualify as performance-based compensation. Our stockholders have previously approved our annual incentive plan and stock incentive plan for purposes of Section 162(m).

Salaried Retirement Benefits

Salaried Retirement Plan.     The company sponsors a Salaried Retirement Plan, or Retirement Plan, which provides a pension to salaried employees of Clearwater Paper as of December 15, 2010, including some of our named executive officers. This plan is discussed in detail on pages 45-46. See “Post Employment Compensation.” We closed the Retirement Plan to new participants effective December 15, 2010, and froze the accrual of further benefits for current participants under the plan as of December 31, 2011. In lieu of further accrual of benefits under the Retirement Plan, we are providing enhanced 401(k) contributions to provide a competitive and sustainable retirement benefit to the prior plan participants and new salaried employees.

401(k) Plan.     Under the Clearwater Paper 401(k) Plan, or the 401(k) Plan, in 2014 we made matching contributions equal to 70% of a salaried employee’s contributions up to 6% of his or her annual cash compensation, subject to applicable tax limitations. Eligible employees who elect to participate in this plan are 100% vested in the matching contributions upon completion of two years of service. All eligible nonunion employees of Clearwater Paper and its subsidiaries, including our named executive officers, are permitted to make voluntary pre-tax and after-tax contributions to the plan, subject to applicable tax limitations. The employee contributions are eligible for matching contributions as described above.

Additionally, in connection with our decision to close the Retirement Plan and cease to accrue further benefits for participants under that plan at the end of 2011, beginning in 2012 we began making enhanced contributions to employees’ accounts under the 401(k) Plan of 3.5% of an employee’s eligible annual compensation. Also, in order to transition participating employees who were at least age 45 as of December 31, 2011, from our Retirement Plan to the 401(k) Plan, we will contribute additional amounts for a period of up to 5 years from January 1, 2012, to the employee’s 401(k) Plan account based upon the employee’s age as follows:

Age	% of Compensation
Age 45-49	4.0%

Age 50-54	5.5%

Age 55-59	7.0%

Age 60+	8.5%

Enhanced and transitional contributions are immediately vested.

Supplemental Benefit Plan.     Our Clearwater Paper Salaried Supplemental Benefit Plan, or Supplemental Plan, provides retirement benefits to our salaried employees, including our named executive officers, based upon the benefit formulas of our Retirement Plan and 401(k) Plan. Benefits under the Supplemental Plan are based on base salary and annual bonus, including any such amounts that the employee has elected to defer, and are computed to include amounts in excess of the IRS compensation and benefit limitations applicable to our qualified plans. Otherwise, these benefits are

Clearwater Paper Corporation 2015

calculated based on the qualified plan formulas and do not augment the normal benefit formulas applicable to our salaried employees. These plans are discussed in detail on pages 46-47. See “Summary of Plan Benefits.”

To appropriately align with the change to the Retirement Plan and the introduction of the enhanced 401(k) Plan benefits, the portion of the Supplemental Plan based on the Retirement Plan benefit formula was frozen as of December 31, 2011, and the portion of the Supplemental Plan based on the 401(k) Plan benefit formula includes any enhanced and transitional 401(k) contributions that would exceed the IRS compensation and benefit limits.

Other Benefits

Health and Welfare Benefits.     All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance.

Personal Benefits.     We do not provide perquisites or other personal benefits to our officers or senior employees, with the exception of certain relocation expenses. Salaried employees, including named executive officers, who participate in our relocation program receive a tax gross-up on certain of the relocation benefits provided. Our health care and other medical insurance programs, as well as the 401(k) Plan, are the same for all U.S.-based salaried employees, including named executive officers.

Clearwater Paper Corporation 2015

EXECUTIVE COMPENSATION TABLES

2014 Compensation

2014 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Linda K. Massman	2014	$762,500		$1,817,989	$1,193,250	$636,700	$84,872	$136,106	$4,631,417
President and Chief Executive Officer	2013	$700,000		$3,643,186		$400,800	$0	$149,721	$4,893,707
	2012	$525,000		$833,250		$494,200	$58,219	$117,094	$2,027,763
John D. Hertz	2014	$445,000		$486,873	$224,221	$235,700	$0	$46,208	$1,438,002
Senior Vice President, Finance and Chief Financial Officer	2013	$416,667		$520,456		$155,100	$0	$45,689	$1,137,912
	2012	$203,077		$902,895		$176,700	$0	$408,916	$1,691,588
Thomas A. Colgrove	2014	$466,667		$378,792	$174,425	$247,200	$34,589	$93,663	$1,395,336
Senior Vice President and President Consumer Products Division	2013	$450,000		$809,886		$111,500	$0	$115,133	$1,486,519
	2012	$375,000		$473,364		$260,700	$24,112	$112,622	$1,245,798
Danny G. Johansen(5)	2014	$391,667		$378,792	$174,425	$212,600	$140,823	$98,183	$1,396,490
Senior Vice President and President Pulp and Paperboard Division	2013	$350,000		$404,943		$214,400	$0	$70,664	$1,040,007

Michael S. Gadd	2014	$365,833		$378,792	$174,425	$193,800	$74,697	$55,392	$1,242,939
Senior Vice President, General Counsel and Corporate Secretary	2013	$341,667		$481,841		$107,600	$0	$70,891	$1,001,999
	2012	$320,833		$352,958		$221,500	$51,212	$56,234	$1,002,737

(1)	For 2014, the stock awards column shows the aggregate grant date fair value of the RSUs granted to all of our named executive officers, excluding our CEO, and performance shares granted to all of our named executive officers. The option awards column shows the grant date fair value of stock options granted to all of our named executive officers in 2014.

In accordance with FASB ASC Topic 718, the grant date fair value reported for all RSUs was computed by multiplying the number of shares subject to the RSU award by the closing price of Clearwater Paper’s stock on the grant date.

The grant date fair values reported for all performance shares were based upon the probable outcome of the TSR performance condition, which amounts were determined consistent with the estimate of the aggregate compensation cost to be recognized over the performance period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The fair value of performance share awards for purposes of estimating compensation cost was calculated using a Monte Carlo simulation model.

We determined the grant date fair value for all stock options using the Black-Scholes model in accordance with FASB ASC Topic 718.

The assumptions underlying FASB ASC Topic 718 valuations performed for performance shares and stock options are discussed in Note 15 to our audited financial statements included in our 10-K.

Clearwater Paper Corporation 2015

Following is the value as of the grant date of the performance shares granted by us in 2013 and 2014, to our named executive officers, assuming the highest level of TSR performance would have been or will be achieved (resulting in settlement of 200% of the shares subject to the award) in each case based on Clearwater Paper’s closing stock price on the applicable grant date:

Name	Grant Date Value Assuming Highest Level of TSR Performance (Based on Grant Date Stock Price)
Linda K. Massman
2014 Clearwater Performance Shares	$2,317,296
2013 Clearwater Performance Shares	$3,306,270
John D. Hertz
2014 Clearwater Performance Shares	$435,439
2013 Clearwater Performance Shares	$621,427
Thomas A. Colgrove
2014 Clearwater Performance Shares	$338,734
2013 Clearwater Performance Shares	$967,001
Danny G. Johansen
2014 Clearwater Performance Shares	$338,734
2013 Clearwater Performance Shares	$483,501
Michael S. Gadd
2014 Clearwater Performance Shares	$338,734
2013 Clearwater Performance Shares	$575,357

(2)	This column shows cash bonuses earned under our annual incentive plan. Annual bonuses relating to performance in 2014 were actually paid in 2015.

(3)	Represents the aggregate annual change in the actuarial present value of accumulated pension benefits under all of our defined benefit and actuarial pension plans. No portion of the amounts shown in this column is attributable to above market or preferential earnings on deferred compensation. In 2013, the following named executive officers had a loss in pension value in the following amounts: Ms. Massman ($52,340), Mr. Colgrove ($12,719), Mr. Johansen ($181,574), and Mr. Gadd ($43,070).

(4)	All other compensation earned or allocated during the fiscal year ending December 31, 2014, is as provided in the table below:

Name	Company Contributions
	401(k)	Supplemental 401(k)(a)
Linda K. Massman	$30,420	$105,686
John D. Hertz	$20,020	$26,188
Thomas A. Colgrove	$34,500	$59,163
Danny G. Johansen	$34,500	$63,683
Michael S. Gadd	$30,420	$24,972

(a)	Allocations made under the 401(k) Plan supplemental benefit portion of our Supplemental Plan.

Clearwater Paper Corporation 2015

(5)	Mr. Johansen was promoted to Senior Vice President, President Pulp and Paperboard division on January 1, 2013. Prior to that date, Mr. Johansen served in a non-executive role, so no data is provided for 2012 in this table.

Grants of Plan-Based Awards for 2014

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stocks or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Linda K. Massman		$333,594	$762,500	$1,334,375
	2/24/2014				4,325	17,301	34,602				$1,817,989
	2/24/2014								51,903	$66.97	$1,193,250
John D. Hertz		$126,547	$289,250	$506,188
	2/24/2014				812	3,251	6,502				$341,615
	2/24/2014								9,753	$66.97	$224,221
	2/24/2014							2,169			$145,258
Thomas A. Colgrove		$132,708	$303,333	$530,833
	2/24/2014				632	2,529	5,058				$265,747
	2/24/2014								7,587	$66.97	$174,425
	2/24/2014							1,688			$113,045
Danny G. Johansen		$111,380	$254,583	$445,521
	2/24/2014				632	2,529	5,058				$265,747
	2/24/2014								7,587	$66.97	$174,425
	2/24/2014							1,688			$113,045
Michael S. Gadd		$101,518	$232,042	$406,073
	2/24/2014				632	2,529	5,058				$265,747
	2/24/2014								7,587	$66.97	$174,425
	2/24/2014							1,688			$113,045

(1)	Actual amounts paid under our annual incentive plan for performance in 2014 were paid in March 2015, and are reflected in the Summary Compensation Table on page 39 in the column titled “Non-Equity Incentive Plan Compensation.” Awards granted under our annual incentive plan include an operational component related to company EBITDA and EBITDA Margin, which accounts for 75%, and an individual performance component, which accounts for 25% of the target bonus measure for 2014. The company portion of the target annual bonus amount can be up to 200% of target depending on the respective EBITDA and EBITDA Margin performance of the company, but the individual component of the bonus cannot be greater than 100% of target. This results in a cap on what could be paid out equal to 175% of the aggregate target amount for the year. If the company EBITDA threshold target is not met, no participant is eligible to receive a bonus, including the individual bonus component, under our annual incentive plan for that year. The threshold amounts shown in the table assume threshold company performance and 100% of the individual performance component being paid.

(2)

Amounts shown represent performance shares granted for the performance period 2014-2016. With the exception of Ms. Massman, the named executive officers’ total long-term incentive grants were in the form of 37.5% performance shares that may pay out based on our TSR compared to that of a selected comparison group (companies comprising the S&P MidCap 400® Index, excluding those companies classified as members of the GICS® Financials sector) during the three-year performance period, and 37.5% stock options and 25% time-vested RSUs both of which have a three-year “cliff” vesting subject to continuing employment. Ms. Massman’s total long term incentive grants were in the form of 50% performance shares that may pay out based on our TSR compared to that of the comparison group during the three-year performance period, and 50% stock options which have three-year “cliff” vesting subject to continuing employment. The grant date fair value of the performance share awards has been calculated based on the probable outcome of the TSR performance as of the grant date, consistent with FASB ASC Topic 718.

(3)	Amounts represent RSUs with three-year “cliff” vesting described in footnote 2.

(4)	Amounts represent stock options with three-year “cliff” vesting described in footnote 2.

Clearwater Paper Corporation 2015

(5)	Stock exercise prices reflect the closing price of our stock on the grant date.

Compensation of Chief Executive Officer

Linda K. Massman.    Pursuant to Ms. Massman’s employment agreement, dated effective January 1, 2013, for her service as President and CEO, her target annual bonus opportunity was 100% of her actual salary for 2014. She was paid an annual bonus of $636,700 for 2014. Her bonus could have ranged from zero to 175% of the target amount based on company and individual performance criteria established by the Compensation Committee. Ms. Massman also participates in our long-term incentive program on terms established by the committee, and for 2014, she was eligible for a target award of 200% of the midpoint range of her salary grade.

Ms. Massman receives other benefits generally available to our officers and other eligible employees including participation in our Supplemental Plan and Retirement Plan. See narrative following the “Pension Benefits Table.”

Ms. Massman is entitled to certain payments upon termination or a change of control. See “Potential Payments Upon Termination or Change of Control-Ms. Massman’s Employment Agreement.” Ms. Massman is also prohibited from competing against us or soliciting our or our affiliates’ employees and from soliciting customers on behalf of any competitor for one year following termination of her employment if her employment terminated without cause, if her employment terminated more than twenty-four months after a change of control, or if she terminated her employment for good reason, and for two years following termination of her employment for any other reason.

The Compensation Committee has reviewed all components of the compensation of Ms. Massman, including base salary, annual incentive award and long-term incentive awards plus the cost of any other salaried employee benefits and projected payout obligations under several potential severance and change of control scenarios. Based on this review, the committee has determined that the total compensation of Ms. Massman is in the aggregate reasonable and not excessive and is consistent with the committee’s evaluation of her performance. The committee also determined, in the case of severance and change of control scenarios, that the potential payouts were appropriate.

Clearwater Paper Corporation 2015

2014 Outstanding Equity Awards at Fiscal Year End

	Option Awards(1)				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
	Exercisable	Unexercisable
Linda K. Massman
Performance Share Grant (2014-2016)								34,602	$2,371,967
Stock Option Grant (2014-2016)		51,903	$66.97	2/24/2024
Performance Share Grant (2013-2015)								69,900	$4,791,645
Restricted Stock Units (2013)					35,587	(5)	$2,439,489
John D. Hertz
Performance Share Grant (2014-2016)								6,502	$445,712
Stock Option Grant (2014-2016)		9,753	$66.97	2/24/2024
Restricted Stock Units (2014)					2,169	(6)	$148,685
Performance Share Grant (2013-2015)								13,138	$900,610
Restricted Stock Units (2013)					2,190	(7)	$150,125
Restricted Stock Units (2012)					10,000	(8)	$685,500
Thomas A. Colgrove
Performance Share Grant (2014-2016)								5,058	$346,726
Stock Option Grant (2014-2016)		7,587	$66.97	2/24/2024
Restricted Stock Units (2014)					1,688	(6)
Performance Share Grant (2013-2015)								20,444	$1,401,436
Restricted Stock Units (2013)					3,408	(7)	$233,618
Danny G. Johansen
Performance Share Grant (2014-2016)								5,058	$346,726
Stock Option Grant (2014-2016)		7,587	$66.97	2/24/2024
Restricted Stock Units (2014)					1,688	(6)
Performance Share Grant (2013-2015)								10,222	$700,718
Restricted Stock Units (2013)					1,704	(7)	$116,809
Michael S. Gadd
Performance Share Grant (2014-2016)								5,058	$346,726
Stock Option Grant (2014-2016)		7,587	$66.97	2/24/2024
Restricted Stock Units (2014)					1,688	(6)
Performance Share Grant (2013-2015)								12,164	$833,842
Restricted Stock Units (2013)					2,027	(7)	$138,951

(1)

For 2014, all named executive officers’ annual equity awards, with the exception of the grants to Ms. Massman, were in the form of 37.5% performance shares that may pay out based on our relative TSR compared to a selected comparison group (companies comprising the S&P MidCap 400® (excluding those companies classified as members of the GICS® Financials sector) during the three-year performance period, 37.5% stock options and 25% time-vested RSUs, the latter two with three-year “cliff” vesting subject to continued employment. For 2013, all named executive officer’s annual equity awards, with the exception of grants to Ms. Massman, were in the form of 75% performance shares that may pay out based on our relative TSR compared to a selected peer group of companies during the three-year performance period, and 25% time-vested RSUs, with three-year “cliff” vesting subject to continued employment. Ms. Massman’s 2014 annual equity incentive grants were in the form of 50% performance shares and 50% stock options, and her 2013 annual equity grant was in the form of 100% performance shares. Because the performance share awards are for three-year performance periods that end December 31, 2015, and 2016, respectively, the actual number of shares that could be issued upon settlement of these awards may be more or less than the amounts shown in this table.

(2)	This column shows RSUs granted in 2012, 2013 and 2014.

(3)	Values calculated using the $68.55 per share closing price of our common stock on December 31, 2014.

(4)	This column shows performance shares granted for the 2013-2015 and 2014-2016 performance periods, with share amounts shown at 200% of the target based on actual performance for the 2013 grant, and share amounts at 200% of the target based on actual performance for the 2014 grants, both as of December 31, 2014.

Clearwater Paper Corporation 2015

(5)	Represents RSUs that were granted on January 1, 2013 in connection with Ms. Massman assuming the position of President and CEO. This award vests in full on December 31, 2015.

(6)	100% of the shares listed in the table will vest on December 31, 2016.

(7)	100% of the shares listed in the table will vest on December 31, 2015.

(8)	Represents RSUs that will vest ratably over a four-year period from the date of the grant.

2014 Stock Vested Table

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)(2)	Value Realized on Vesting ($)(2)(3)
Linda K. Massman	22,136	$1,366,898
John D. Hertz(4)	11,306	$708,939
Thomas A. Colgrove	12,764	$808,808
Danny G. Johansen	2,207	$139,845
Michael S. Gadd	9,517	$603,056

(1)	Consists of the gross number of RSUs that fully vested in 2014 and the gross number of performance shares for the 2012-2014 performance period that were approved for settlement by the Compensation Committee on February 26, 2015. During the three-year performance period for these awards (2012-2014), we had a 97.7% TSR compared to a median TSR for our peer group of 92.1%. This placed us in the 52.4 percentile for performance in our peer group, and resulted in a payout of performance shares equal to 106.9% of target. The breakout of the gross number of RSUs and performance shares are as follows:

Name	RSUs Settled	Performance Shares
Linda K. Massman	0	22,136
John D. Hertz	1,499	4,807
Thomas A. Colgrove	3,034	9,730
Danny G. Johansen	524	1,683
Michael S. Gadd	2,262	7,255

(2)	Fully vested RSUs and performance shares that were settled were subject to tax withholding, resulting in the receipt of fewer shares by each named executive officer. The shares withheld for tax purposes were as follows:

Name	Shares Withheld for Tax Purposes	Value of Shares Withheld
Linda K. Massman	6,911	$426,775
John D. Hertz	1,751	$110,895
Thomas A. Colgrove	3,513	$222,581
Danny G. Johansen	640	$40,473
Michael S. Gadd	2,640	$167,238

Clearwater Paper Corporation 2015

(3)	Values calculated using the $68.55 per share closing price of our common stock on December 31, 2014.

(4)	These vested RSUs include some RSUs that were not settled on the vesting date but rather will be settled on the date of full vesting of the underlying RSU award, subject to earlier settlement in the event of termination of employment.

Post-Employment Compensation

Pension Benefits Table

The table below shows the actuarial present value of each named executive officer’s accumulated benefit payable on retirement under our tax-qualified Retirement Plan and the Retirement Plan supplemental benefit portion of our non-qualified Supplemental Plan.

Name	Plan Name	Number of Years Credited Service (1)(#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Linda K. Massman	Supplemental Plan(2)	3.30	$216,395	$0
	Retirement Plan(3)	3.30	$91,520	$0
John D. Hertz	Supplemental Plan(4)	0.00	$0	$0
	Retirement Plan(4)	0.00	$0	$0
Thomas A. Colgrove	Supplemental Plan(2)	2.64	$97,064	$0
	Retirement Plan(3)	2.64	$108,847	$0
Danny G. Johansen	Supplemental Plan(5)	26.85	$45,138	$0
	Supplemental Plan(2)	33.85	$151,129	$0
	Retirement Plan(3)	33.85	$1,403,455	$0
Michael S. Gadd	Supplemental Plan(2)	5.84	$127,558	$0
	Retirement Plan(3)	5.84	$166,616	$0

(1)	Years of credited service were frozen as of December 31, 2011. Number of years of credited service prior to December 31, 2011, include years of service with Potlatch Corporation prior to our spin-off from Potlatch Corporation for all eligible employees.

(2)	Salaried Supplemental Benefit Plan. The Retirement Plan supplemental benefit portion of this plan ceased to accrue further benefits for participants as of December 31, 2011.

(3)	Salaried Retirement Plan. This plan was closed to new participants effective December 15, 2010, and ceased to accrue further benefits for participants as of December 31, 2011.

(4)	Mr. Hertz was not a participant in the Retirement Plan and accordingly had no retirement benefits under the Supplemental Plan.

(5)	Supplemental Plan benefit amount for Mr. Johansen includes a benefit amount transferred from Potlatch supplemental plans.

The following assumptions were made in calculating the present value of accumulated benefits:

¡	discount rate of 4.25% as of December 31, 2014;
¡	retirement at the officer’s first eligibility for unreduced retirement benefits, or current age if already eligible for unreduced benefits;
¡	service as of December 31, 2011;

Clearwater Paper Corporation 2015

¡

Mortality expectations based on the Mercer Industry Longevity Experience Study for basic materials, paper and packaging (MILES) table with generational projections using the Mercer derived projection scale based on MP-2014 through 2007, grading down over 10 years to an ultimate improvement rate of 0.75%; and

¡	IRS limitations and Social Security covered compensation through December 31, 2011.

Summary of Plan Benefits: Full-time Clearwater Paper salaried employees, including our named executive officers, who were employed by us as of December 15, 2010, are eligible for the Retirement Plan. For purposes of calculating the Retirement Plan benefit, earnings include base salary and annual incentive awards.

Summary of Retirement Plan Benefits
Eligible Employees	Full-time Clearwater Paper salaried employees, including named executive officers, who were employed as of December 15, 2010.
Normal Retirement Date	The first day of the month coincident with or next following the attainment of age 65.
Normal Retirement Benefit(1) (monthly)	1% times Final Average Earnings(2) times Years of Credited Service Plus 0.5% times Final Average Earnings in excess of the Social Security Benefit Base times Years of Credited service (up to 35)
Early Retirement Benefit (monthly)	The Normal Retirement Benefit reduced 5/12 of 1% for every month that payment commences prior to age 62 (or age 65 if employment terminates prior to attainment of age 55 and 10 Years of Vesting Service)
Vesting	Participants vest in Retirement Plan benefits upon the attainment of five years of Vesting Service, or age 65.
Normal Form of Benefit	Single Life Annuity
Forms of Payment	Participants may select among various annuity forms. Benefits with an actuarial present value less than $5,000 are paid in a lump sum.

(1)	The Normal Retirement Benefit (or Accrued Benefit) is frozen as of December 31, 2011. Years of service are frozen as of December 31, 2011.

(2)	Final Average Earnings is the highest average monthly compensation (including base salary and incentive awards) earned during any consecutive 60-month period during the employee’s final 120 months of service as of December 31, 2011. Compensation in a given year is limited by IRC Section 401(a)(17).

Clearwater Paper Corporation 2015

Summary of the Supplemental Plan Benefit
Eligible Employees	All participants in the Retirement Plan whose benefits are limited due to the application of IRC Section 401(a)(17) or IRC Section 415.
Supplemental Benefit	The additional retirement benefit that the participant would have earned without regard to IRC Section 401(a)(17) or IRC Section 415. The benefit is adjusted for age at commencement similar to the Retirement Plan.
Payment of Benefits	Benefits will commence not later than 90 days following attainment of age 55 or separation of service, whichever is later. If the actuarially equivalent lump sum value of the Supplemental Benefit is not more than $50,000 it shall be paid in a lump sum. Otherwise, the participant may elect a form of payment from those provided by the Retirement Plan. Benefit payments to “key employees,” as defined under the IRC, are delayed for a minimum of six months following separation from service.
Vesting	Participants vest in Supplemental Plan benefits upon the attainment of five years of Vesting Service or age 65.

2014 Nonqualified Deferred Compensation Table

The table below shows deferred compensation of the named executive officers, including mandatory deferral of RSUs and the fiscal year contributions made by or on their behalf under the 401(k) Supplemental Benefit portion of our nonqualified Supplemental Plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last FYE (12/31/14) ($)(3)
Linda K. Massman	$0	$105,686	$655,443	($235,790)	(4)	$2,891,072	(5)
John D. Hertz	$0	$26,188	$188	$0		$52,430
Thomas A. Colgrove	$0	$59,163	$31,563	$0		$690,084	(6)
Danny G. Johansen	$78,333	$63,683	$12,545	$0		$211,509
Michael S. Gadd	$0	$24,972	$93,407	($391,283)	(7)	$126,254

(1)	Amounts shown in the Registrant Contributions column above are also included in the “All Other Compensation” column in the 2014 Summary Compensation Table.

(2)	None of the Aggregate Earnings reported in this Table are included in the 2014 Summary Compensation Table in this proxy for the 2014 fiscal year as they do not represent above-market preferential earnings. These amounts include stock price appreciation on the mandatorily deferred RSUs.

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(3)	The following amounts included in the Aggregate Balance column above have been reported as compensation to the named executive officers in the Summary Compensation Tables for previous fiscal years:

Name	Amount
Linda K. Massman	$1,727,377
John D. Hertz	$26,054
Thomas A. Colgrove(a)	$326,118
Danny G. Johansen	$34,461
Michael S. Gadd	$311,252

(a)	This amount includes a deferral by Mr. Colgrove of 50%, or $142,504, of his 2010 salary, which was reported in the 2010 Summary Compensation Table.

(4)	This distribution represents a partial payout of mandatorily deferred RSUs pursuant to Ms. Massman’s RSU Deferral Agreement.

(5)	This aggregate balance includes RSUs that were previously, mandatorily deferred pursuant to RSU award agreements in 2012. The deferred stock units are entitled to dividend equivalents, if and when dividends are paid.

(6)	This aggregate balance includes a deferral by Mr. Colgrove of 100%, or $122,783, of his 2009 annual incentive award, which was payable in 2010.

(7)	This distribution represents a partial payout of mandatorily deferred RSUs pursuant to Mr. Gadd’s RSU Deferral Agreement.

In addition to the retirement benefits described above, the Supplemental Plan provides benefits to supplement our Clearwater Paper 401(k) Plan to the extent that an employee’s “company contributions” or “allocable forfeitures” in the Clearwater Paper 401(k) Plan are reduced due to IRC limits or because the employee has deferred an annual incentive plan award. Supplemental Plan contributions equal the difference between the company contributions and allocable forfeitures actually allocated to the employee under the Clearwater Paper 401(k) Plan for the year and the company contributions and allocable forfeitures that would have been allocated to the employee under the Clearwater Paper 401(k) Plan if the employee had deferred 6% of his or her earnings determined without regard to the IRC compensation limit ($260,000 in 2014) and without regard to deferral of any annual incentive plan award. At the participant’s election, contributions may be deemed invested in various funds available under the Clearwater Paper 401(k) Plan. Participants vest in this Supplemental Plan benefit upon the earliest of two years of service, attainment of age 65 while an employee, or total and permanent disability. Participants may elect to have benefits paid in a lump sum or in up to 15 annual installments; however, balances that are less than the annual 401(k) contribution limit ($17,500 in 2014) at the time the employee separates from service are paid in a lump sum. Benefits commence in the year following the year of separation from service. Benefit payments to “key employees,” as defined under the IRC, are delayed for a minimum of six months following separation from service.

Certain employees, including the named executive officers, who earn an annual incentive plan award may defer between 50% and 100% of the award under the Management Deferred Compensation Plan. Eligible employees may also elect to defer up to 50% of base salary into the plan. At the participant’s election, deferrals may be deemed invested in a stock unit account, investments available under the Clearwater Paper 401(k) Plan, or a combination of these investment vehicles. No cash is actually invested in these vehicles, rather a participant is credited for the deferred amount which is then tracked as if the amount were actually invested in company common stock or in funds available under the Clearwater Paper 401(k) Plan. If stock units are elected, dividend equivalents are credited to the units. Deferred amounts are 100% vested at all times.

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Potential Payments Upon Termination or Change of Control

Severance Programs for Executive Employees

Our Executive Severance Plan (the “Severance Plan”) and Change of Control Plan provide severance benefits to our named executive officers and certain other employees. Benefits are payable under the Severance Plan in connection with a termination of the executive officer’s employment with us and under the Change of Control Plan in connection with a change of control.

Termination Other Than in Connection with Change of Control.    The following table assumes a termination of employment occurred by us without cause or by the officer for good reason and does not include termination as a result of death, disability, or retirement. The table sets forth the severance benefits payable to each of our named executive officers under our Severance Plan if the named executive officer’s employment is terminated in the circumstances described below, except, as noted, for those severance benefits of Ms. Massman which have been modified in accordance with her employment agreement. The following table assumes a termination of employment occurred on December 31, 2014.

	Cash Severance Benefit	Pro-Rata Annual Bonus	Value of Equity Acceleration(1)	Benefit Continuation	Total
Linda K. Massman(2)	$1,025,000	$762,500	$1,626,326	$19,702	$3,433,528
John D. Hertz	$225,000	$289,250	$0	$9,752	$524,002
Thomas A. Colgrove	$235,000	$303,333	$0	$6,852	$545,185
Danny G. Johansen(3)	$300,000	$254,583	$768,231	$10,075	$1,332,889
Michael S. Gadd	$185,000	$232,042	$0	$9,610	$426,652

(1)	Our named executive officers are not entitled to accelerated vesting or other acceleration of equity awards in connection with a termination of employment except (a) for Mr. Johansen, who is eligible for early retirement; (b) as provided for in Ms. Massman’s employment agreement in effect on December 31, 2014; (c) for a termination of employment in connection with death, disability or retirement described below in the table titled “Other Potential Payments Upon Termination”; and (d) in connection with a change of control related triggering event. All equity awards have been calculated using the company’s closing stock price of $68.55 on December 31, 2014, and assumed performance at target for outstanding performance share awards. Based on actual shareholder returns performance through December 31, 2014, outstanding performance share awards would be settled at 200% of target for 2013-2015 awards and 200% of target for 2014-2016 awards.

(2)	Pursuant to her employment agreement, Ms. Massman would have received a pro-rated vesting of the restricted stock unit awards granted to her in connection with assuming the position of CEO. If her employment terminated for any reason, other than death, disability or misconduct or if she terminated her employment for good reason, and provided she complied with the restrictive covenants set forth in her employment agreement, Ms. Massman’s RSUs would have been pro-rated based upon the number of days completed in the applicable vesting period as of the date of her termination divided by the total number of days in such vesting period. Additionally, pursuant to her employment agreement, she would have received a cash severance payment equal to one year of base compensation from the date of her separation from service plus $250,000 and a pro-rated annual bonus for the termination year under the applicable bonus plan. Her employment agreement is discussed below under “Ms. Massman’s Employment Agreement.”

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(3)	Because of his eligibility to be treated as having normally retired or for early retirement, Mr. Johansen would be entitled to earn a settlement of performance shares, paid at the end of the performance period based on actual performance, and a settlement of outstanding RSUs and stock options previously granted.

Under the Severance Plan, benefits are payable to an executive officer when his or her employment terminates in the following circumstances (each a “Severance Termination Event”):

¡	Involuntary termination of the executive’s employment for any reason other than death, disability or cause; or
¡	Voluntary termination of the executive’s employment upon one of the following events (provided a notice is given by the executive within 90 days of the event):
¡	a change in the executive’s duties or responsibilities that results in a material diminution in his or her position or function, other than a change in title or reporting relationships;
¡

a 10% or greater reduction in his or her base salary, target bonus opportunity, or target long-term incentive opportunity, other than in connection with an across-the-board reduction applicable to other senior executives;

¡	a relocation of the executive’s business office to a location more than 50 miles from the location at which he or she performs duties, other than for required business travel; or
¡	a material breach by the company or any successor concerning the terms and conditions of the executive’s employment.

In addition, no severance benefits are payable in connection with termination of employment due to an asset sale, spin-off or joint venture if the executive continues employment with or is offered the same or better employment terms by the purchaser, spun-off company or joint venture.

Upon the occurrence of a Severance Termination Event, the following severance benefits are payable to the executive officer except for Ms. Massman as noted above:

¡

A cash payment equal to three weeks of the executive’s base compensation, determined as of the date of the termination or at the rate in effect when the executive’s base compensation was materially reduced, whichever produces the larger amount, for each full year of service, referred to as the Severance Pay Period. The minimum period is six months of base compensation and the maximum is one year;

¡

Continued eligibility for an annual incentive award for the fiscal year of termination, determined under the terms and conditions of the annual incentive plan and pro-rated for the number of days during the fiscal year in which the executive was employed;

¡

Continued group health plan coverage as required by law (“COBRA”), with reimbursement of COBRA premium payments up to the amount paid by the company for the same coverage for its active senior executives until the end of the Severance Pay Period or, if earlier, the date the executive begins new employment; and

¡	Continued basic life insurance coverage until the end of the Severance Pay Period or, if earlier, the date the executive begins new employment.

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Termination in Connection with a Change of Control.    The following table sets forth the benefits payable to each of our named executive officers under the Change of Control Plan upon a termination of employment in connection with a change of control, except for Ms. Massman to the extent her benefits listed below are paid in accordance with her employment agreement as discussed below. The following table assumes the termination of employment and a change of control each occurred on December 31, 2014.

	Cash Severance Benefit	Pro-Rata Annual Bonus	Value of Equity Acceleration(1)	Benefit Continuation	Total
Linda K. Massman	$3,875,000	$762,500	$6,103,302	$49,256	$10,790,058
John D. Hertz	$1,856,250	$289,250	$1,672,880	$48,761	$3,867,141
Thomas A. Colgrove(2)	$1,163,250	$303,333	$1,235,399	$34,259	$2,736,241
Danny G. Johansen(2)	$495,000	$254,583	$768,231	$33,584	$1,551,398
Michael S. Gadd	$1,526,250	$232,042	$856,935	$48,048	$2,663,275

(1)	For purposes of calculating the value of equity acceleration in the table above, all equity awards were calculated using the company’s closing stock price of $68.55 on December 31, 2014, and assumed performance at target for outstanding performance share awards. Based on actual shareholder returns performance through December 31, 2014, outstanding performance share awards would be settled at 200% of target for 2013-2015 awards and 200% of target for 2014-2016 awards.

Under the award agreement relating to our performance shares, upon a change of control a portion of the award based on our actual performance, pro-rated based on the number of complete months that have lapsed in the first twelve months of the performance period, is deemed payable and dividend equivalents, if any, are calculated on the pro-rated actual number of shares. Under the award agreement, if the holder’s employment is terminated by us without cause or by the holder for good reason within one month prior to, or 24 months after, a change of control, each RSU and stock option will fully vest unless the change of control occurs during the first year of the vesting period. If the change of control and “double trigger” event occur in the first year of the vesting period, a pro- rated portion of each RSU and stock option based on the number of complete months that have lapsed in the first twelve months of the vesting period is deemed payable.

(2)	Because Messrs. Colgrove and Johansen were within 30 months of reaching age 65, their cash severance benefit and enhancement of retirement benefits would have been subject to downward adjustment.

Under the Change of Control Plan, benefits are payable to each of our executive officers upon a change of control. In general, a change of control is one or more of the following events: (1) any person acquires more than 30% of the company’s outstanding common stock; (2) certain changes are made to the composition of our Board; (3) certain transactions occur that result in our stockholders owning 50% or less of the surviving corporation’s stock; or (4) a sale of all or substantially all of the assets of the company or approval by our stockholders of a complete liquidation or dissolution of the company.

A change of control event does not occur upon the approval of stockholders of a merger, consolidation or sale transaction alone, but rather consummation of such a triggering event is also required.

Under the Change of Control Plan, benefits are payable to an executive officer when his or her employment terminates within two years following a change of control event in the following circumstances (each a “Change of Control Termination Event”):

¡	Involuntary termination of the executive’s employment for any reason other than death, disability or cause; or

Clearwater Paper Corporation 2015

¡	Voluntary termination of the executive’s employment upon one of the following events (provided a notice is given by the executive within 90 days of the event):
¡	a change in the executive’s duties or responsibilities that results in a material diminution in his or her position or function, other than a change in title or reporting relationships;
¡

a 10% or greater reduction in his or her base salary, target bonus opportunity, or target long-term incentive opportunity, other than in connection with an across-the-board reduction applicable to other senior executives;

¡	a relocation of the executive’s business office to a location more than 50 miles from the location at which he or she performs duties, other than for required business travel;
¡	a failure by Clearwater Paper or any successor to provide comparable, aggregate benefits; or
¡	a material breach by Clearwater Paper or any successor concerning the terms and conditions of the executive’s employment.

Upon the occurrence of a Change of Control Termination Event, the following severance benefits are payable to executives:

¡

A cash benefit equal to the executive’s base compensation plus his or her base compensation multiplied by his or her target bonus percentage, determined as of the date of the termination or at the rate in effect when the executive’s base compensation was materially reduced, whichever produces the larger amount, multiplied by 2.5. The cash benefit is subject to a downward adjustment if the executive separates from service within thirty months of his or her 65th birthday;

¡

An annual incentive award for the fiscal year of termination, determined based on the executive’s target bonus and pro-rated for the number of days during the fiscal year in which the executive was employed;

¡	Continued group health plan coverage for 2.5 years, or, if less, the period until the executive begins new employment, referred to as the Benefits Period, or such other period required by COBRA;
¡	Reimbursement of COBRA premium payments during the Benefits Period up to the amount paid by the company for the same coverage for its active senior executives;
¡	Continued basic life insurance coverage for the Benefits Period;
¡

A lump sum cash benefit equal to the value of that portion of the executive’s account in the 401(k) Plan which is unvested and the unvested portion, if any, of the executive’s “401(k) Plan supplemental benefit” account under the Supplemental Plan; and

¡

For executives participating in the Retirement Plan, a lump sum cash benefit equal to the present value of the executive’s “normal retirement benefit” and “retirement plan supplemental benefit” determined under the Retirement Plan and Supplemental Plan, respectively, if the executive is not entitled to a vested benefit under the Retirement Plan at the time he or she separates from service.

We do not pay tax gross-ups in connection with change of control payments. In the event an executive’s severance or change of control payments are subject to an excise tax, he or she will receive whichever provides the greater “after-tax” benefit – either the full amount of the change of control payments or an amount that has been reduced to a point where such payments are not subject to an excise tax.

Ms. Massman ’s Employment Agreement.

We entered into a new employment agreement with Ms. Massman in connection with her becoming our President and CEO, effective January 1, 2013. Ms. Massman does not participate in the Severance Plan and Change of Control Plan.

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Termination for Any Reason other than Death, Disability or Misconduct or Termination for Good Reason or in a Change of Control.

Ms. Massman’s Employment Agreement.

Pursuant to Ms. Massman’s Employment Agreement, if her employment terminates on or after January 1, 2013, for any reason other than misconduct, death, disability, or retirement, or in a change of control, or if she terminates her employment for good reason, she would receive (i) a cash severance payment equal to one year of base compensation, plus $250,000; (ii) a pro-rated annual bonus for the termination year under the applicable bonus plan based on company actual performance; (iii) a pro-rated portion of her RSU award that was granted upon her becoming CEO (the “RSU Award”) plus dividend equivalents; and (iv) one year of continued health and welfare benefit coverage. If Ms. Massman is terminated within the two years following a change of control, she will receive (i) a cash severance payment equal to 2.5 times her then current base salary plus target annual incentive bonus; (ii) a pro-rated annual bonus for the termination year under the applicable bonus plan at her target amount; (iii) full vesting of the RSU Award, plus dividend equivalents; and (iv) 2.5 years of continued health and welfare benefit coverage. If Ms. Massman is terminated due to death or disability she would receive (i) a pro-rated RSU Award, plus dividend equivalents and (ii) a pro-rated annual bonus for the termination year under the applicable bonus plan based on company actual performance.

In order to be entitled to receive any separation payments, Ms. Massman agreed to covenants prohibiting disclosure of confidential information, solicitation of customers and employees and engaging in competitive activity.

Other Potential Payments Upon Termination

In addition to those termination situations addressed above, named executive officers or their beneficiaries are entitled to certain payments upon death, disability or retirement.

For annual RSU awards, if the holder’s employment terminates during the first year of the three-year vesting because of death, disability or retirement, a pro-rated portion of the initial share grant plus dividend equivalents, if any, would be paid at the end of the full three-year vesting period, based on the ratio of the number of calendar months the holder was employed during the calendar year in which the award is granted to twelve months. If the holder’s employment terminates after the first year of the vesting period because of death, disability or retirement, the holder’s RSU award would not be prorated and the full number of shares under the award would be paid at the end of the three-year vesting period as though his or her employment had not terminated.

With respect to performance shares, if the holder’s employment terminates during the first year of the performance period because of death, disability, or retirement, the holder, or his or her beneficiary, is entitled to a pro-rated number of the performance shares subject to the award. The pro-rated number of performance shares earned will be determined at the end of the performance period based on the ratio of the number of completed calendar months the holder is employed during the year in which the award is granted to twelve months. The pro-rated number of performance shares, plus dividend equivalents, if any, that would have been paid on the shares earned had the recipient owned the shares during the pro-rated period, are paid at the end of the applicable performance period. If the holder’s employment terminates after the first year of the performance period because of death, disability or retirement, the holder’s performance shares will not be prorated and the holder will be entitled to receive shares as though his or her employment had not terminated.

Clearwater Paper Corporation 2015

For annual stock option awards, if the holder’s employment terminates during the first year of the three-year vesting period because of death, disability or retirement, a pro-rated portion of the award would become exercisable at the end of the full three-year vesting period, based on the ratio for the number of calendar months the holder was employed during the calendar year in which the award is granted to twelve months. If the holder’s employment terminates after the first year of the vesting period because of death, disability or retirement, the holder’s stock option award would not be prorated and the entire award would become exercisable at the end of the three-year vesting period as though his or her employment had not terminated.

The following table summarizes the value as of December 31, 2014, that our named executive officers who were employed at such time would be entitled to receive assuming the respective officer’s employment terminated on that date, in connection with death, disability or retirement. No named executive officer employed on such date was eligible for retirement, with the exception of Mr. Johansen who was eligible for early retirement under the Retirement Plan as of December 31, 2014: as a result, the amounts shown for the other named executive officers in the table reflect amounts they would be entitled to receive in connection only with death or disability.

	Cash Severance Benefit	Pro-Rata Annual Bonus(1)	Value of Equity Acceleration(2)	Benefit Continuation	Total
Linda K. Massman	$0	$762,500	$6,103,302	$0	$6,865,802
John D. Hertz	$0	$289,250	$1,672,880	$0	$1,962,130
Thomas A. Colgrove	$0	$303,333	$1,235,399	$0	$1,538,732
Danny G. Johansen	$0	$254,583	$768,231	$0	$1,022,814
Michael S. Gadd	$0	$232,042	$856,935	$0	$1,088,977

(1)	All named executive officers are entitled to a payment of the pro-rated portion of their bonus, based on the company’s actual performance. As the termination event for purposes of this table is deemed to occur on December 31, 2014, and performance is not determinable on that date, the bonus represented in the table reflects the “target” bonus opportunity. The payout would occur at the same time as for other participants.

(2)	For purposes of calculating the value of equity acceleration in the table above, all equity awards were calculated using the company’s closing stock price of $68.55 on December 31, 2014, and assumed performance at target for outstanding performance share awards. Based on actual shareholder returns performance through December 31, 2014, outstanding performance share awards would be settled at 200% of target for 2013-2015 awards and 200% of target for 2014-2016 awards.

Additional Termination or Change of Control Payment Provisions

Annual Incentive Plan.    In the event of a change of control, each participant under our annual incentive plan, including the named executive officers, is guaranteed payment of his or her pro-rated “standard bonus” for the year in which the change of control occurs provided certain other events occur in connection with the participant. With respect to any award earned for the year prior to the year in which the change of control occurs, the participant is guaranteed payment of his or her award based on the performance results for the applicable year. The definition of “change of control” for purposes of our annual incentive plan is substantially similar to the definition of “change of control” described above with respect to the Change of Control Plan, and like certain other benefits under that plan requires a double trigger. Additionally, under our annual incentive plan, upon the death or disability of a participant, the participant or his or her beneficiary or estate, is entitled to a pro-rata portion of the annual bonus based on our actual performance.

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Benefits Protection Trust Agreement.    We have entered into a Benefits Protection Trust Agreement, or Trust, which provides that in the event of a change of control the Trust will become irrevocable and within 30 days of the change of control we will deposit with the trustee enough assets to ensure that the total assets held by the Trust are sufficient to cover any anticipated trust expenses and to guarantee payment of the benefits payable to our employees under our Supplemental Plan; Annual Incentive Plan; Severance Plan; Change of Control Plan; Management Deferred Compensation Plan; Deferred Compensation Plan for Directors; the Salaried Severance Plan; Ms. Massman’s Employment Agreement and certain agreements between us and certain of our former employees. At least annually, an actuary will be retained to re-determine the benefit commitments and expected fees. If the Trust assets do not equal or exceed 110% of the re-determined amount, then we are, or our successor is, obligated to deposit additional assets into the Trust.

Clearwater Paper Corporation 2015

COMPENSATION OF DIRECTORS

Our Nominating Committee reviews and makes recommendations to our Board concerning director compensation. Similar to our philosophy regarding executive compensation, our philosophy regarding director compensation is to provide our directors a fair compensation package that is tied to the services they perform as well as to the performance of the company, with the objective of recruiting and retaining an outstanding group of directors.

The Nominating Committee, pursuant to the authority granted under its charter, engaged Semler Brossy to advise it on director compensation matters for 2014. Semler Brossy’s assessment was taken into consideration in establishing our current director compensation, which is targeted to be at the median of compensation paid by comparable companies.

2014 Compensation of Non-Employee Directors

Name	Fees Earned or Paid in Cash($)(1)		Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Fredric W. Corrigan	$89,000		$94,922	-	$183,922
Boh A. Dickey	$120,500		$94,922	$1,500	$216,922
Beth E. Ford	$74,000	(4)	$94,922	$1,500	$170,422
Kevin J. Hunt	$69,500		$94,922	-	$164,422
William D. Larsson	$91,500		$94,922	-	$186,422
Michael T. Riordan	$75,500		$94,922	-	$170,422
William T. Weyerhaeuser	$29,170	(5)	$0	-	$29,170

(1)	Represents annual retainer fees for 2014, as well as any amounts earned for service as Vice Chair or committee Chair and meeting attendance fees.

(2)	This column shows the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of stock units granted in 2014. In accordance with FASB ASC Topic 718, the grant date fair value reported for all stock units was computed by multiplying the number of stock units by the closing price of our stock on the grant date. The aggregate number of vested and unvested phantom common stock units credited for service as a director outstanding as of December 31, 2014 for each non-employee director was as follows: Mr. Corrigan—46,844 units; Mr. Dickey—47,556 units; Ms. Ford—6,503 units; Mr. Hunt – 4,249 units; Mr. Larsson—47,556 units; Mr. Riordan—47,556 units; and Mr. Weyerhaeuser—20,362 units.

(3)	In 2014, we made two $1,500 donation matches under our Matching Gifts to Education Program, which matches contributions of up to $1,500 per year made by our directors, based upon Mr. Dickey’s and Ms. Ford’s contribution to eligible educational institutions.

(4)	In 2014, Ms. Ford deferred her fees pursuant to our Deferred Compensation Plan for Directors. In connection with these deferrals, we credited 1,213 stock units to Ms. Ford’s account. Such amounts were determined separately for each fee payment, which consisted of quarterly meeting fees and annual director retainer fees, by dividing the aggregate fee amount due by the applicable per share closing stock price pursuant to the plan. These stock units are represented in Ms. Ford’s fees earned or paid in cash described in footnote 1 above.

(5)

Mr. Weyerhaeuser retired as a director on May 5, 2014. In 2014, Mr. Weyerhaeuser deferred his fees pursuant to our Deferred Compensation Plan for Directors. In connection with these deferrals, we credited 616 stock units to Mr. Weyerhaeuser’s account. Such amounts were determined separately for each fee payment, which consisted of quarterly meeting fees and pro-rata payments

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of annual director and retainer fees, by dividing the aggregate fee amount due by the applicable per share closing stock price pursuant to the plan. These stock units are represented in Mr. Weyerhaeuser’s fees earned or paid in cash described in footnote 1 above.

During 2014, one of our directors, Linda K. Massman, also served as our CEO. As a result, she did not receive compensation for her services as a director during 2014. The compensation received by Ms. Massman is shown in the 2014 Summary Compensation Table provided elsewhere in this proxy statement.

Retainer and Fees

Our outside directors are paid cash compensation at the following rates:

Annual retainer fee	$50,000
Annual retainer fee for Chair or Vice Chair of the Board	$25,000
Annual retainer fee for Chair of the Audit Committee	$20,000
Annual retainer fee for Chair of the Compensation Committee	$15,000
Annual retainer fee for Chair of the Nominating and Governance Committee	$10,000
Attendance fee for each Board meeting	$1,500
Attendance fee for each committee meeting	$1,500

We also reimburse directors for their reasonable out-of-pocket expenses for attending Board and committee meetings as well as educational seminars and conferences.

Directors may defer receiving all or any portion of their fees under the terms of our Deferred Compensation Plan for Directors, or Directors Plan. When a director elects to defer fees, he or she must elect a payment date or dates for the deferred amount and elect to have the deferred fees converted into phantom common stock units or, if not converted, then credited with annual interest at 120% of the long-term applicable federal rate published by the Internal Revenue Service, with quarterly compounding. The common stock units are credited with amounts in common stock units equal in value to any dividends that are paid on the same amount of common stock. Upon separation from service as a director, the common stock units credited to the director are converted to cash based upon the then market price of the common stock and paid to the director.

Long-Term Incentive Awards.    In May 2014, each of our outside directors, except for William T. Weyerhaeuser, who retired as a director on May 5, 2014, received an annual equity award of $95,000 that vests after one year of service. These annual awards were granted in the form of phantom common stock units. The number of phantom common stock units actually awarded was determined by dividing $95,000 by the average closing price of a share of our common stock over a twenty-day period that ended on the date of the grant. The common stock units awarded are credited with additional common stock units equal in value to any dividends that are paid on the same amount of common stock. Upon separation from service as a director, the common stock units credited to the director are converted to cash based upon the then market price of the common stock and paid to the director.

Other Benefits.    Directors and their spouses are also eligible to participate in our Matching Gifts to Education Program, which matches contributions of up to $1,500 per year to eligible educational institutions. In 2014 we made two matching donations for $1,500 on behalf of outside directors, under this program.

Director Stock Ownership Guidelines and Limitations on Securities Trading.    In the interest of promoting and increasing equity ownership by our directors and to further align our directors’ long-term

Clearwater Paper Corporation 2015

interests with those of our stockholders, we have adopted stock ownership guidelines. Each director must acquire and hold by February 28, 2014, or within five years of becoming a director, Clearwater Paper Corporation stock with a value of at least $220,000. To meet the requirements, a director must increase his or her stock holdings in the first two-years he or she is subject to the guidelines to 40% of the applicable guideline value, and each year thereafter by at least 20% of the value until at least the minimum value is acquired. Shares held in a brokerage account, an account with our transfer agent, or in the form of vested common stock units owned as a result of deferred director fees or annual equity awards paid under our company plans, all count towards the ownership requirement. The value of the shares held by a director will be measured by the greater of the value of the shares at (i) the time acquired or vested or (ii) the applicable annual measurement date, based on the twenty-day average closing price of our stock before that measurement date. Each of our directors is in compliance with his or her current equity ownership requirement. The stock ownership of all our directors as of February 28, 2015 is presented in this proxy. See “Security Ownership of Certain Beneficial Owners and Management.”

Annually a report is presented to the Board detailing each director’s stock ownership and progress toward meeting these guidelines.

Pursuant to our Insider Trading Policy, directors, officers and other employees, are prohibited from engaging in short sales of company securities, pledging company securities, purchasing company securities on margin and engaging in transactions in puts, calls or other derivatives trading on an exchange in regards to company securities.

Clearwater Paper Corporation 2015

AUDIT COMMITTEE REPORT

As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the company’s audited financial statements for the fiscal year 2014 with management and KPMG LLP (“KPMG”) and discussed with KPMG those matters required by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, “Communications with Audit Committees,” as amended. The Audit Committee received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence.

Based on these reviews and discussions with management, KPMG and the company’s internal audit function, the Audit Committee recommended to the Board that the company’s audited financial statements for the fiscal year ended December 31, 2014, be included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission.

The Audit Committee Members

Boh A. Dickey, Chair

Beth E. Ford

William D. Larsson

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee’s policy is to evaluate and determine that the services provided by KPMG LLP in each year are compatible with the auditor’s independence. The following table shows fees billed for each of 2014 and 2013 for professional services rendered by KPMG for the audit of our financial statements and other services.

	Audit Fees(1)	Audit-Related Fees(2)	Tax Fees		All Other Fees
2014	$1,608,000	$14,000	-		-
2013	$1,417,950	$103,000	$3,500	(3)	-

(1)	Audit fees represent fees for the audit of our annual financial statements, the audit of internal controls over financial reporting and reviews of the quarterly financial statements. Audit fees also include fees for any services associated with the private placement of debt, and registration statements, reports and documents filed with the SEC.

(2)	Audit-related fees represent fees for the audit of our defined benefit plans and the audit of the Annual Reports on Form 11-K.

(3)	Comprised of fees for the review of transfer pricing transactions and the preparation of contemporaneous transfer pricing documentation and related consultations for intercompany transactions.

We have adopted a policy relating to independent auditor services and fees, which provides for pre-approval of audit, audit-related, tax and other specified services on an annual basis. Under the terms of the policy, unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. In addition, any proposed services anticipated to exceed pre-approved cost levels must be separately approved. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The member or members to whom such authority has been delegated must report any pre-approval decisions to our Audit Committee at its next scheduled meeting.

Clearwater Paper Corporation 2015

GENERAL INFORMATION

Stockholder Proposals for 2015

The deadline for submitting a stockholder proposal for inclusion in the proxy materials for our 2016 Annual Meeting is November 25, 2015. Stockholder nominations for director and other proposals that are not to be included in such materials must be received by the company between January 5, 2016 and February 4, 2016. A stockholder’s notice relating to such a nomination or proposal must set forth the information required by our bylaws. A copy of our bylaws is available for downloading or printing by going to our website at www.clearwaterpaper.com, and selecting “Investor Relations,” and then “Corporate Governance.”

Annual Report and Financial Statements

A copy of our 2014 Annual Report to Stockholders, which includes our financial statements for the year ended December 31, 2014, was made available along with this proxy statement and other voting materials and information on the website www.proxyvote.com. You may view a copy of the 2014 Annual Report by going to our website at www.clearwaterpaper.com, and then selecting “Investor Relations,” and then selecting “Financial Information & SEC Filings” or request one by selecting “Contact Us.”

Section 16(a) Beneficial Ownership Reporting Compliance

Under U.S. securities laws, directors, certain executive officers and any person holding more than 10% of our common stock must report their initial ownership of the common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this proxy statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and written representations of our directors and applicable officers, we believe all persons subject to reporting filed the required reports on time in 2014.

Copies of Corporate Governance and Other Materials Available

The Board of Directors has adopted various corporate governance guidelines setting forth our governance principals and governance practices. These documents are available for downloading or printing on our website at www.clearwaterpaper.com, by selecting “Investor Relations” and then “Corporate Governance.”

¡	Restated Certificate of Incorporation
¡	Amended and Restated Bylaws
¡	Corporate Governance Guidelines
¡	Code of Business Conduct and Ethics
¡	Code of Ethics for Senior Financial Officers
¡	Audit Committee Charter
¡	Compensation Committee Charter
¡	Nominating and Governance Committee Charter

Clearwater Paper Corporation 2015

PROPOSAL 1—ELECTION OF DIRECTORS

We recommend a vote FOR each nominee.

Our Board of Directors is divided into three classes serving staggered three-year terms. Each of the nominees listed below has been nominated by our Board of Directors at the recommendation of the Nominating and Governance Committee in accordance with its charter and our Amended and Restated Bylaws and Corporate Governance Guidelines.

Each nominee is now a member of the Board. If any nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxies may vote for a substitute nominee proposed by the Board or we may reduce the number of members of the Board. We recommend a vote FOR each nominee listed below.

Nominees for Election at This Meeting for a Term Expiring in 2018

Boh A. Dickey

Age 70, a director since December 2008

Linda K. Massman

Age 48, a director since January 2013.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to elect each nominee for director listed in Proposal 1.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015

We recommend a vote FOR this proposal.

Based upon its review of KPMG LLP’s (“KMPG”) qualifications, independence and performance, the Audit Committee of the Board of Directors has appointed KPMG to serve as our independent registered public accounting firm for 2015.

The appointment of our independent registered public accounting firm is not required to be submitted for ratification by our stockholders. The listing standards of the New York Stock Exchange provide that the Audit Committee is solely responsible for the appointment, compensation, evaluation and oversight of our independent registered public accounting firm. However, as a matter of good corporate governance, the Audit Committee is submitting its appointment of KPMG as independent registered public accounting firm for 2015 for ratification by our stockholders.

If our stockholders fail to ratify the appointment of KPMG, the Audit Committee may reconsider whether to retain KPMG, and may continue to retain that firm or appoint another firm without resubmitting the matter to our stockholders. Even if our stockholders ratify the appointment of KPMG, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm for us if it determines that such a change would be in the best interests of our company and our stockholders.

The affirmative vote of a majority of the common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

Clearwater Paper Corporation 2015

Representatives of KPMG are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

PROPOSAL 3—ADVISORY

VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Board of Directors recommends a vote FOR the proposal.

This Proposal 3 vote, provides you with the opportunity to advise our Board of Directors and Compensation Committee regarding your approval of the compensation of our named executive officers as described in the Executive Compensation Discussion and Analysis section, accompanying compensation tables and narrative disclosure set forth in this proxy statement. This vote is not intended to address any specific item of compensation or the compensation of any particular named executive officer, but rather the overall compensation of our named executive officers as well as the philosophy and objectives of our executive compensation programs.

We encourage stockholders to read the Executive Compensation Discussion and Analysis section, which describes our executive compensation programs that are designed to attract, retain, motivate and reward our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the company’s achievement of financial performance targets as well as their individual achievement of specific strategic and corporate goals on an annual basis and for realization of increased stockholder return on a long-term basis. In 2014, we sought, and received, approval from our stockholders of our executive compensation program.

We are again asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement by voting “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

The advisory vote is not binding on the company, our Compensation Committee or our Board of Directors. We value the opinions of our stockholders, however, and the Compensation Committee will take, as it did with respect to last year’s advisory vote to approve named executive officer compensation, into account the result of the vote when determining future executive compensation.

PROPOSAL 4—RE-APPROVAL OF CLEARWATER PAPER CORPORATION 2008 STOCK INCENTIVE PLAN

We recommend a vote FOR the proposal.

The Clearwater Paper Corporation Amended and Restated 2008 Stock Incentive Plan (the “Equity Plan”) provides equity incentive awards to help promote our long-term success and the creation of stockholder value by, among other things

¡	encouraging our employees to focus on critical long-range objectives;
¡	attracting and retaining employees with exceptional qualifications; and
¡	linking our employees directly to stockholder interests through increased stock ownership.

Clearwater Paper Corporation 2015

The Equity Plan authorizes the issuance of shares of common stock and the grant of restricted shares, performance shares, restricted stock units, stock options, and stock appreciation rights.

Re-Approval under Section 162(m) of Internal Revenue Code

The Equity Plan is intended to comply with Section 162(m) of the Internal Revenue Code. Section 162(m) places a limit of $1,000,000 on the amount that we may deduct in any one taxable year for compensation paid to each of our “covered employees.” Our covered employees include our Chief Executive Officer and each of our other three most highly-paid executive officers, other than the Chief Financial Officer. There is, however, an exception to this limit for compensation earned pursuant to certain performance-based awards. Stock option, stock appreciation right and performance share awards made under the Equity Plan are eligible for this exception provided certain Section 162(m) requirements are met.

One of these requirements relates to stockholder approval (and, in certain cases, re-approval) of the material terms of the performance goals underlying the performance-based awards. These material terms are:

¡

The class of employees eligible to receive awards under the plan: Our Compensation Committee can designate any of our employees, outside directors and consultants as eligible to receive awards under the plan.

¡

The maximum number of shares for which awards can be made to any employee during a specified period: No individual can receive awards covering more than 175,000 shares of our common stock in any calendar year, except that an employee may receive awards covering up to 350,000 shares in his or her first year of employment.

¡

The formula by which the exercise price of stock options and stock appreciation rights is set: The exercise price for stock options and stock appreciation rights cannot be less than the fair market value of our common stock on the date of grant.

¡	The business criteria upon which performance goals can be based: The business criteria are listed below under “2015 Amendments to Equity Plan—Performance Criteria.”

The material terms of the performance goals in the Equity Plan were approved by stockholders in 2010 with 83% of the vote. Section 162(m) requires re-approval of those performance goals after five years if the compensation committee has retained discretion to vary the targets under the performance goals from year to year. Our Compensation Committee has retained discretion to vary the targets under the performance goals from year to year. Accordingly, we are seeking re-approval of the material terms of the performance goals included in the Equity Plan in order to preserve our ability to deduct compensation earned by certain executives pursuant to any performance-based award that may be made in the future under the Equity Plan.

The number of shares reserved for issuance under the Equity Plan has not changed and we are not seeking approval for an increase in the number of shares eligible for issuance under the Equity Plan.

2015 Amendments to Equity Plan

General Description of Changes.    In 2015, we made the following changes to the Equity Plan, all of which are described in more detail below:

¡	we decreased the maximum number of shares that may be subject to awards granted to an employee under the plan in any one calendar year;
¡	we imposed an annual limit on the dollar value of any equity awards made to a director;
¡

in line with the changes to our Annual Incentive Plan approved by stockholders last year, we expanded the potential qualifying performance measures upon which long-term performance goals may be based, as well as the permitted adjustments to those performance measures that our Compensation Committee may make; and

¡	we clarified the “clawback” provisions under the Equity Plan.

Clearwater Paper Corporation 2015

Employee Award Limits.    In 2015, we decreased the maximum number of shares of our common stock that may be subject to awards granted to an employee in a calendar year to 175,000 shares, except that in his or her first year of employment, an employee could be granted up to two times that amount. The previous maximum number of shares that could be subject to awards granted to an employee in a calendar year was 452,000 shares, or two times that amount for awards granted in the first year of employment.

Annual Cap on Director Awards.    Under our current director compensation program, our outside directors receive common stock units that are settled in cash. In 2015, we amended the Equity Plan to provide that the grant date value of equity awards made to any outside director in a calendar year will not exceed $500,000.

Performance Criteria.    To measure company performance for an award period, the Compensation Committee can select one or more performance criteria set forth in the Equity Plan, to be applied either individually or in any combination. In 2015, we made certain changes to the list of performance criteria, mainly to bring them in line with the changes to our Annual Incentive Plan approved by stockholders last year. Following is the list of performance criteria under our Equity Plan that our Compensation Committee can select:

¡	Cash flow: operating cash flow, free cash flow, cash flow per share, net operating cash flow, discounted cash flow in excess of cost of capital;
¡	Earnings per share, including diluted earnings per share;
¡	Earnings: EBI, EBIT, EBITD, EBITDA, or any combination of the foregoing;
¡	Return: return on invested capital, return on stockholders’ equity, total stockholder return, return on assets, return on net assets;
¡	Sales: gross sales, net sales;
¡	Income: gross income, net income, operating income, net operating income, income from continuing operations, pre-tax income;
¡	Margin: gross margin, profit margin, operating margin, pre-tax operating margin (including EBI, EBIT, EBITD or EBITDA margin);
¡	Share: market share, market segment share, product share, customer share, channel share;
¡	Completion of acquisitions, divestitures, joint ventures and restructurings;
¡	Working capital: in absolute terms, or as a percentage of sales or net sales;
¡	Debt: in absolute terms (including total debt and total debt plus equity) or as a ratio of debt to debt plus equity;
¡	Value added: shareholder value added, market value added, economic value added;
¡	Customer: customer satisfaction, customer loyalty, customer retention, customer service levels;
¡	Cost: cost structure, cost reduction, cost savings, cost of goods sold, cost of goods sold adjusted for mix, cost of capital;
¡	Operating goals: performance against strategic objectives, overall equipment effectiveness, safety, employee satisfaction;
¡	Share price performance; and
¡	Economic profit.

Clearwater Paper Corporation 2015

The performance criteria may be applied to the company and its subsidiaries as a whole or to the company, a subsidiary or a business unit, either individually or in any combination. The Compensation Committee determines whether to measure performance on an absolute basis or on a relative basis compared to a pre-established target, to previous years’ results or to the performance of one or more comparable companies or a designated comparison group of companies or index. In applying these criteria to a particular period, the committee may adjust any evaluation of performance to account for any of the following events:

¡	Asset write-downs;
¡	Litigation or claim judgments or settlements;
¡	Changes in law, accounting principles or other such laws or provisions affecting reported results;
¡	Corporate reorganizations or restructurings;
¡	Mergers, acquisitions, dispositions or spin-offs;
¡	Discontinued operations;
¡	Major maintenance;
¡	“Mark-to-market” accounting adjustments for equity awards; and
¡

Any extraordinary, nonrecurring items to be disclosed in our financial statements (including footnotes) for the applicable year and/or in management’s discussion and analysis of the financial condition and results of operations appearing in our annual report to stockholders for the applicable year.

Claw Back.    Under the Equity Plan, we reserve the right to cancel or adjust the amount of any award if our financial statements on which the calculation or determination of the award was based are subsequently restated due to error or misconduct. In 2015, we added language to the Equity Plan clarifying that awards issued under the Equity Plan are also subject to deductions and clawback as may be required pursuant to any federal or state law, government regulation or stock exchange listing requirement.

Summary of the Equity Plan

Administration.    Administration of the Equity Plan is carried out by the Compensation Committee of our Board of Directors. The Board of Directors may also appoint one or more separate committees of the Board, each composed of one or more directors, who may administer the Equity Plan with respect to employees who are not considered officers or directors under Section 16 of the Securities Exchange Act of 1934, as amended. The Board of Directors may also authorize one or more of our officers to designate employees, other than officers under Section 16 of the Exchange Act, to receive awards and/or to determine the number of such awards to be received by such persons, provided that the Board of Directors will specify the maximum number of shares underlying all awards and the maximum number of shares underlying any individual award made by such officers during any calendar year. Currently our CEO is authorized to grant up to 4,000 stock awards to a continuing employee and up to 10,000 stock awards to a new employee, in either case except to a Section 16 officer. As used in this summary, the term “administrator” means the Compensation Committee or its delegate.

Eligibility.    Our officers and employees are eligible to participate in the Equity Plan. Our directors and other persons that provide consulting services to us are also eligible to participate in the Equity Plan. As of February 28, 2015, 155 officers, employees and non-employee directors were eligible to be considered for the grant of awards under the Equity Plan.

Prior Equity Awards.    As of February 28, 2015, 1,547,298 shares had been issued under the Equity Plan, performance share awards for 554,747 shares, stock option awards for 286,774 shares, and restricted stock units for 70,963 shares were outstanding, and 1,663,278 shares remained available for future grant. Because performance share awards may result in the issuance of common stock from zero to 200% of the initial performance share award, the number of shares shown above with respect

Clearwater Paper Corporation 2015

to these awards assume a 200% payout. These stock awards will continue under the Equity Plan. Currently all of our outstanding restricted stock unit, stock option and performance share awards are subject to withholding of shares to satisfy tax withholding obligations. Shares withheld will not be issued upon settlement of the awards and will become available for future grant under the Equity Plan. Our named executive officers received performance share awards, stock options and restricted stock units under the Equity Plan in 2013 and 2014 as set forth in this Proxy Statement in the Grants of Plan-Based Awards for 2014 Table under “2014 Executive Compensation.”

2015 Equity Awards.     The following table sets forth information with respect to the performance share awards, stock option awards and restricted stock units granted under the Equity Plan in 2015 to the named executive officers, the named executive officers as a group, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees and consultants (including all current officers who are not executive officers) as a group, as of February 28, 2015.

Name and Position	Performance Share Awards (1) (#)	Stock Option Awards (#)	Restricted Stock Unit Awards (#)
Linda K. Massman President and Chief Executive Officer	28,784	43,179	0
John D. Hertz Senior Vice President, Finance and Chief Financial Officer	5,410	8,115	1,804
Thomas A. Colgrove Senior Vice President and President Consumer Products Division	4,210	6,315	1,403
Danny G. Johansen Senior Vice President and President Pulp and Paperboard Division	4,210	6,315	1,403
Michael S. Gadd Senior Vice President, General Counsel and Corporate Secretary	4,210	6,315	1,403
All named executive officers	46,824	70,239	6,013
All current executive officers	50,164	75,249	7,126
All current non-employee directors	-	-	-
All other employees and consultants, including officers who are not executive officers	40,630	60,945	13,521

(1)	Because performance share awards may result in the issuance of common stock from 0-200% of the initial performance share awards, we show 200% of that initial award as outstanding under the 2008 Equity Plan.

Maximum Shares.    Under the Equity Plan, the maximum number of shares of common stock available for issuance during the ten-year life of the Equity Plan, which began in 2008, is 4,123,060 shares (the “share reserve”), including 733,060 shares that can only be awarded to individuals who were not employed on December 26, 2010 by the company or any of its subsidiaries. As of February 28, 2015, 1,663,278 shares remained available for future grant under the Equity Plan.

These stock award limitations, and the terms of outstanding awards, will be adjusted as appropriate in the event of a stock dividend, stock split, reclassification of stock or similar events. If any outstanding stock option award expires or becomes unexercisable without having been exercised in full, or any restricted share, restricted stock unit or performance share award is forfeited to or repurchased by us, the shares underlying such award will become available for future awards under the Equity Plan. We will treat shares underlying an outstanding stock appreciation right award as available for future grant

Clearwater Paper Corporation 2015

or sale under the Equity Plan unless and until such shares are actually issued upon exercise of the stock appreciation right. Shares used to pay the exercise price of an award or to satisfy tax withholding obligations related to an award will become available for future grant or sale under the Equity Plan. To the extent an outstanding award is paid out in cash rather than shares, any shares underlying that award will become available for future grant or sale under the Equity Plan.

The closing price for our common stock on the New York Stock Exchange as of February 27, 2015, was $61.06 per share.

Restricted Stock Units.    The administrator, or CEO in the case of certain recipients not subject to Section 16, will select the recipients who are granted restricted stock units and, consistent with the terms of the Equity Plan, will establish the terms of each restricted stock unit award. Restricted stock unit awards give a recipient the right to receive a specified number of shares of stock, or in the administrator’s discretion, the equivalent value in cash or a combination of shares and cash, at a future date upon the satisfaction of certain vesting conditions. The vesting conditions typically require the recipient to continue performing services for a minimum period, with possible exceptions for death, disability, retirement or other events. Restricted stock units may be granted in consideration of a reduction in the recipient’s other compensation, but no cash consideration is typically required of the recipient. Unlike restricted shares, the stock underlying restricted stock units will not be issued until the units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time the vesting conditions are satisfied. The administrator may, but is not required to, grant restricted stock units that include dividend equivalent rights for the period prior to vesting.

Performance Shares.    The administrator, or CEO in the case of certain recipients not subject to Section 16, will also select the recipients who are granted performance share awards, and will establish the terms of performance share awards consistent with the Equity Plan. Performance share awards give the recipient the right to receive a specified number of shares of stock, or in the administrator’s discretion, the equivalent value in cash or a combination of shares and cash, at a future date upon satisfaction of certain vesting and financial performance conditions. The actual number of shares issued upon settlement of the award (or the equivalent amount of cash) depends upon the extent to which Clearwater Paper Corporation or designated business units meet or exceed certain financial performance targets—see the discussion above under “Performance Criteria.” The award recipient generally must remain employed by us during the entire performance period in order to receive any payment under the performance share award, with possible exceptions for death, disability, retirement or other events. Performance share awards may be granted in consideration of a reduction in the recipient’s other compensation, but no cash consideration is typically required of the recipient. The stock underlying performance share awards will not be issued until after the end of the performance period (and only if the performance targets have been achieved), and recipients of performance share awards generally will have no voting or dividend rights prior to that time.

Stock Options.    The Equity Plan provides for the grant of options to purchase our common stock. The administrator, or CEO in the case of certain recipients not subject to Section 16, can grant options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code (“Code”) and options that are not intended to so qualify. Options intended to qualify as incentive stock options may be granted only to persons who are our employees or are employees of our subsidiaries. The administrator, or CEO in the case of certain recipients not subject to Section 16, will select the recipients who are granted options and, consistent with the terms of the Equity Plan, will prescribe the terms of each option, including the vesting rules for such option. A stock option agreement may provide for accelerated exercisability in the event of the recipient’s death, disability, or retirement or other events, and may provide for expiration prior to the end of its term in the event of the termination of the recipient’s service. The exercise price of a stock option cannot be less than 100% of the common

Clearwater Paper Corporation 2015

stock’s fair market value on the date the option is granted. The exercise price may be paid in cash or in any other form permitted by the administrator. The maximum period in which an option may be exercised will be fixed by the administrator but cannot exceed ten years.

Stock Appreciation Rights.    The administrator, or CEO in the case of certain recipients not subject to Section 16, may select individuals to receive stock appreciation rights under the Equity Plan. Stock appreciation rights may be granted independently or in consideration of a reduction in the recipient’s compensation. A stock appreciation right entitles the recipient to receive a payment equal to the excess of the fair market value of a share of our common stock on the date of exercise over the exercise price of the stock appreciation right. The exercise price cannot be less than 100% of our common stock’s fair market value on the date of grant. A stock appreciation right will be exercisable at such times and subject to such conditions as may be established by the administrator. A stock appreciation right may be granted either alone or in tandem with stock option awards under the Equity Plan. The amount payable upon the exercise of a stock appreciation right may be settled in cash, by the issuance of shares of common stock, or a combination of shares and cash.

Restricted Shares.    The administrator, or CEO in the case of certain recipients not subject to Section 16, may select individuals to receive awards of restricted shares and, consistent with the terms of the Equity Plan, will establish the terms of each such award. A restricted share award may be subject to vesting requirements or transfer restrictions or both, if so provided by the administrator. Those requirements may include, for example, a requirement that the recipient complete a specified period of service or that certain performance criteria be achieved. Recipients who are granted restricted shares generally have all of the rights of a stockholder with respect to such shares. Restricted shares may be issued for consideration determined by the administrator, including cash, cash equivalents, full-recourse promissory notes, past services and future services.

Change of Control.    The administrator may include provisions in individual award agreements to accelerate the vesting and exercisability of outstanding awards in the event of a change of control, as defined in the Equity Plan.

Adjustment of Shares.    If we declare a stock dividend, stock split, reverse stock split, spin-off or certain other distributions or transactions materially affecting the fair market value of our common stock, the administrator will make appropriate adjustments to the outstanding awards in accordance with the plan. To the extent not previously exercised or settled, all outstanding awards shall terminate immediately prior to the dissolution or liquidation of the company. In the case of a merger, consolidation or certain other transactions involving Clearwater Paper Corporation, outstanding awards may be continued, assumed, substituted, cancelled or settled, as specified in the agreement relating to the transaction.

Amendment and Termination.    No awards may be granted under the Equity Plan after December 1, 2018. The Board of Directors may amend or terminate the Equity Plan at any time, but an amendment will not become effective without the approval of our stockholders to the extent required by applicable laws, regulations or rules. No amendment or termination of the Equity Plan may materially impair a recipient’s rights under outstanding awards without the recipient’s consent.

Awards under the Equity Plan

Because it is within the discretion of our Compensation Committee to determine which officers, employees and consultants receive awards and the amount and type of awards received, it is not presently possible to determine the number of individuals to whom awards will be made in the future under the Equity Plan or the amount of the awards.

Clearwater Paper Corporation 2015

Federal Income Tax Aspects of the Equity Plan

This is a brief summary of the federal income tax aspects of awards that may be made under the Equity Plan based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder’s death. The tax consequences of awards under the Equity Plan depend upon the type of award and if the award is to an executive officer, whether the award qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code.

Incentive Stock Options.    The recipient of an incentive stock option generally will not be taxed upon grant of the option. Federal income taxes are generally imposed only when the shares of stock from exercised incentive stock options are disposed of, by sale or otherwise. The amount by which the fair market value of the stock on the date of exercise exceeds the exercise price is, however, included in determining the option recipient’s liability for the alternative minimum tax. If the incentive stock option recipient does not sell or dispose of the stock until more than one year after the receipt of the stock and two years after the option was granted, then, upon sale or disposition of the stock, the excess of the proceeds received upon sale or disposition over the exercise price will be treated as long-term capital gain, and not ordinary income. If a recipient fails to hold the stock for the minimum required time, at the time of the disposition of the stock, the recipient will recognize ordinary income in the year of disposition generally in an amount equal to any excess of the market value of the common stock on the date of exercise (or, if less, the amount realized on disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient.

Nonqualified Stock Options.    The recipient of stock options not qualifying as incentive stock options generally will not be taxed upon the grant of the option. Federal income taxes are generally due from a recipient of nonqualified stock options when the stock options are exercised. The difference between the exercise price of the option and the fair market value of the stock purchased on such date is taxed as ordinary income. Thereafter, the tax basis for the acquired stock is equal to the amount paid for the stock plus the amount of ordinary income recognized by the recipient. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient by reason of the exercise of the option.

Other Awards.    Recipients who receive performance share or restricted stock unit awards will generally recognize ordinary income when they receive shares upon settlement of the awards, in an amount equal to the fair market value of the shares at that time. If cash is received upon settlement instead of shares, the amount of cash received is taxed as ordinary income. Recipients who receive awards of restricted shares subject to a vesting requirement generally recognize ordinary income at the time vesting occurs, in an amount equal to the fair market value of the vested stock at that time minus the amount, if any, paid for the stock. However, a recipient who receives restricted shares which are not vested may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b) of the Internal Revenue Code to recognize ordinary compensation income at the time of transfer of the shares rather than upon the vesting dates. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the recipient.

Section 409A.    Any deferrals made under the Equity Plan, including awards granted under the Equity Plan that are considered to be deferred compensation, must satisfy the requirements of Section 409A of the Internal Revenue Code to avoid adverse tax consequences to participating employees. These

Clearwater Paper Corporation 2015

requirements include limitations on election timing, acceleration of payments, and distributions. We intend to structure any deferrals and awards under the Equity Plan to meet the applicable tax law requirements.

Section 162(m).    Section 162(m) of the Internal Revenue Code would render non-deductible to us certain compensation in excess of $1,000,000 received in any year by certain executive officers unless such excess is “performance-based compensation.” The availability of the exemption for awards of performance-based compensation after the Annual Meeting depends in part upon obtaining re-approval of the material terms of the performance goals under the Equity Plan by our stockholders.

Required Vote

The affirmative vote of a majority of the common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this proposal.

Clearwater Paper Corporation 2015

Appendix A

CLEARWATER PAPER CORPORATION

AMENDED AND RESTATED 2008 STOCK INCENTIVE PLAN

(Adopted by the Board of Directors on February 27, 2015)

A-i

A-ii

A-iii

CLEARWATER PAPER CORPORATION

AMENDED AND RESTATED 2008 STOCK INCENTIVE PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE.

The Plan was adopted by the Board of Directors on December 2, 2008, and was effective on the date of the Distribution. The Plan was subsequently amended by the Board of Directors on December 27, 2010 and August 26, 2011, and was further amended and restated on February 27, 2015. The purpose of the Plan is to promote the long-term success of the Corporation and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Restricted Stock Units, Performance Shares, Options (which may constitute ISOs or NSOs) and SARs.

SECTION 2. DEFINITIONS.

(a) “Affiliate” shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation.

(b) “Award” shall mean any award of an Option, a SAR, Restricted Shares, Restricted Stock Units or Performance Shares under the Plan.

(c) “Board of Directors” shall mean the Board of Directors of the Corporation, as constituted from time to time.

(d) “Business Combination” shall mean a merger or consolidation involving the Corporation.

(e) “Change of Control” shall mean the occurrence of any of the following events:

(i) Upon consummation of a Business Combination unless, following such Business Combination,

(A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (or common equity) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such Business Combination (including a corporation or other entity which as a result of such transaction owns the Corporation either directly or through one or more subsidiaries),

(B) no Person (excluding any corporation or other entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or a Subsidiary or such other corporation or other entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock (or common equity) of the corporation or other entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation or other entity except to the extent that such ownership is based on the beneficial ownership, directly or indirectly, of Outstanding Common Stock or Outstanding Voting Securities immediately prior to the Business Combination, and

(C) at least a majority of the members of the board of directors (or similar governing body) of the corporation or other entity resulting from such Business Combination were members of the Board of Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(ii) Upon the consummation of the sale, lease or exchange of all or substantially all of the assets of the Corporation; or

(iii) On the date that individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual who becomes a member of the Board of Directors on or subsequent to the day immediately following the date of the Distribution whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the members of the Board of Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for purposes of this proviso, any such individual whose appointment to the Board of Directors occurs as a result of an actual or threatened election contest with respect to the election or removal of a member or members of the Board of Directors, an actual or threatened solicitation of proxies or consents or any other actual or threatened action by, or on behalf of any Person other than the Incumbent Board; or

(iv) Upon the acquisition on or after the date of the Distribution by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either:

(A) the then Outstanding Common Stock, or

(B) the combined voting power of the Outstanding Voting Securities; provided, however, that the following acquisitions shall not be deemed to be covered by this subparagraph (iv):

(x) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by or at the direction of the Corporation or any Subsidiary,

(y) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary, or

(z) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of Section 2(e)(i) of this Plan; or

(v) Upon the approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g) “Committee” shall mean the Compensation Committee as designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.

(h) “Corporate Transaction” shall mean an event that constitutes a “Change of Control” pursuant to subsection (i), subsection (ii) or subsection (iv) of Section 2(e); provided, however, that solely for purposes of this definition, the words “30% or more” in subsection (iv) of Section 2(e) shall be replaced with the words “more than 50%”.

(i) “Corporation” shall mean Clearwater Paper Corporation, a Delaware corporation.

(j) “Consultant” shall mean a consultant or advisor who provides bona fide services to the Corporation, a Parent, a Subsidiary or an Affiliate as an independent contractor (not including service as a member of the Board of Directors) or a member of the board of directors of a Parent or a Subsidiary, in each case who is not an Employee.

(k) “Distribution” shall mean the distribution by Potlatch Corporation to its stockholders of all of the outstanding shares of the Stock then owned by Potlatch Corporation, pursuant to the Separation and Distribution Agreement between the Corporation and Potlatch Corporation.

(l) “Employee” shall mean any individual who is a common-law employee of the Corporation, a Parent, a Subsidiary or an Affiliate.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n) “Exercise Price” shall mean (a) in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement (or the addendum thereto), and (b) in the case of a SAR, an amount, as specified in the applicable SAR Agreement (or the addendum thereto), which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.

(o) “Fair Market Value” with respect to a Share, shall mean the market price of one Share, determined by the Committee as follows:

(i) If the Stock is listed on the New York Stock Exchange or another national securities exchange, or is traded on the NASDAQ National Market or the NASDAQ SmallCap Market and sales prices are regularly reported for the Stock, then the Fair Market Value shall be the closing selling price for the Stock reported on the applicable composite tape or other comparable reporting system on the applicable date, or if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date; or

(ii) If closing selling prices are not regularly reported for the Stock as described in clause (i) but bid and asked prices for the Stock are regularly reported, then the Fair Market Value shall be the arithmetic mean between the closing or last bid and asked prices for the Stock on the applicable date or, if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date; or

(iii) If prices are not regularly reported for the Stock as described in clause (i) or (ii) above, then the Fair Market Value shall be such value as the Committee in good faith determines.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(p) “Incumbent Board” shall mean the individuals who constitute the Board of Directors as of 11:59 p.m. (Pacific) on the date of the Distribution.

(q) “ISO” shall mean an employee incentive stock option described in Section 422 of the Code.

(r) “Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.

(s) “Offeree” shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

(t) “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(u) “Optionee” shall mean an individual or estate who holds an Option or SAR.

(v) “Outside Director” shall mean a member of the Board of Directors who is not an Employee or a Consultant.

(w) “Outstanding Common Stock” shall mean the outstanding shares of Stock.

(x) “Outstanding Voting Securities” shall mean the outstanding voting securities of the Corporation entitled to vote generally in the election of members of the Board of Directors.

(y) “Parent” shall mean any corporation or other entity (other than the Corporation) in an unbroken chain of corporations or other entities ending with the Corporation, if each of the corporations or other entities other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation or other entity that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(z) “Participant” shall mean an individual or estate who holds an Award.

(aa) “Performance Shares” shall mean a bookkeeping entry representing the Corporation’s obligation to deliver Shares (or distribute cash) on a future date in accordance with the provisions of a Performance Share Agreement.

(bb) “Performance Share Agreement” shall mean the agreement between the Corporation and the recipient of Performance Shares that contains the terms, conditions and restrictions pertaining to such Performance Shares.

(cc) “Person” shall mean any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(dd) “Plan” shall mean this Amended and Restated 2008 Stock Incentive Plan of Clearwater Paper Corporation, as amended from time to time.

(ee) “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(ff) “Qualifying Performance Criteria” shall have the meaning set forth in Section 17(b).

(gg) “Restricted Share” shall mean a Share awarded under the Plan and subject to the terms, conditions and restrictions set forth in a Restricted Share Agreement.

(hh) “Restricted Share Agreement” shall mean the agreement between the Corporation and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Shares.

(ii) “Restricted Stock Unit” shall mean a bookkeeping entry representing the Corporation’s obligation to deliver one Share (or distribute cash) on a future date in accordance with the provisions of a Restricted Stock Unit Agreement.

(jj) “Restricted Stock Unit Agreement” shall mean the agreement between the Corporation and the recipient of a Restricted Stock Unit that contains the terms, conditions and restrictions pertaining to such Restricted Stock Unit.

(kk) “SAR” shall mean a stock appreciation right granted under the Plan.

(ll) “SAR Agreement” shall mean the agreement between the Corporation and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

(mm) “Service” shall mean service as an Employee, Consultant or Outside Director, subject to such further limitations as may be set forth in the Plan or the applicable Stock Option Agreement, SAR Agreement, Restricted Share Agreement, Restricted Stock Unit Agreement or Performance Share Agreement. Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Corporation in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s employment will be treated as terminating 90 days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Corporation shall be entitled to determine in its sole discretion which leaves of absence count toward Service, and when Service terminates for all purposes under the Plan.

(nn) “Share” shall mean one share of Stock.

(oo) “Stock” shall mean the common stock of the Corporation, par value $0.0001 per share.

(pp) “Stock Option Agreement” shall mean the agreement between the Corporation and an Optionee that contains the terms, conditions and restrictions pertaining to such Option.

(qq) “Subsidiary” shall mean any corporation or other entity, if the Corporation or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock (or equity) of such corporation or other entity. A corporation or other entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. The Plan shall be administered by the Board of Directors or a Committee appointed by the Board of Directors. The Committee shall consist of two or more members of the Board of Directors. In addition, to the extent required by the Board of Directors, the composition of the Committee shall satisfy (i) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

(b) Committee for Non-Officer Grants. The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more members of the Board of Directors who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Corporation under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. To the extent permitted by applicable laws, the Board of Directors may also authorize one or more officers of the Corporation to designate Employees, other than persons subject to Section 16 of the Exchange Act, to receive Awards and to determine the number of such Awards to be received by such Employees; provided, however, that the Board of Directors shall specify the aggregate limit (i.e., the number of Shares underlying all such Awards) and the individual limit (i.e., the number of Shares underlying any individual Award so granted) that such officer or officers may so award in any calendar year.

(c) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i) To interpret the Plan and to apply its provisions;

(ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

(iii) To adopt, amend or terminate sub-plans established for the purpose of satisfying applicable foreign laws, including qualifying for preferred tax treatment under applicable foreign tax laws;

(iv) To authorize any person to execute, on behalf of the Corporation, any instrument required to carry out the purposes of the Plan;

(v) To determine when Awards are to be granted under the Plan;

(vi) To select the Offerees and Optionees;

(vii) To determine the number of Shares to be made subject to each Award;

(viii) To prescribe the terms and conditions of each Award, including the Exercise Price, the Purchase Price, the performance criteria, the performance period, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the agreement relating to such Award;

(ix) To amend any outstanding Award agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be materially impaired;

(x) To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;

(xi) To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;

(xii) To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xiii) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award agreement;

(xiv) To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; and

(xv) To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Awards under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants, and all persons deriving their rights from a Participant. No member of the Committee shall be liable for any action that he or she has taken or has failed to take in good faith with respect to the Plan or any Award.

SECTION 4. ELIGIBILITY.

(a) General Rule. Only Employees shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Restricted Shares, Restricted Stock Units, Performance Shares, Nonstatutory Options or SARs.

(b) Ten-Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Corporation, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

(c) Attribution Rules. For purposes of Section 4(b) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

(d) Outstanding Stock. For purposes of Section 4(b) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant but shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5. STOCK SUBJECT TO PLAN.

(a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed 4,123,060 Shares, which shall consist of (i) 3,390,000 Shares available for issuance as Awards to any Employees, Consultants or Outside Directors, and (ii) 733,060 Shares available for issuance as Awards only to Employees, Consultants or Outside Directors who were not employed on December 26, 2010 by the Corporation or any of its Subsidiaries. The limitation of this Section 5(a) shall be subject to adjustment pursuant to Section 12. The number of Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Corporation, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b) Award Limitation. Subject to the provisions of Section 12, no Participant may receive Awards under the Plan (i) in any calendar year (other than the calendar year of the first year of employment) that relate to more than 175,000 Shares, and (ii) in the calendar year for the first year of employment, no more than two times the amount set forth in Section 5(b)(i).

(c) Additional Shares. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Shares, Restricted Stock Units or Performance Shares, is forfeited to or repurchased by the Corporation due to failure to vest, the unpurchased Shares (or for Awards other than Options or SARs the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, only Shares actually issued pursuant to a SAR will cease to be available under the Plan; all remaining Shares under SARs will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Shares, Restricted Stock Units or Performance Shares are repurchased by the Corporation or are forfeited to the Corporation, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

(d) Annual Limit on Awards for Outside Directors. Notwithstanding anything in this Plan to the contrary, the aggregate grant date fair value, determined in accordance with FASB Accounting Standards Codification Topic 718, of the Awards made to any Outside Director in any calendar year shall not exceed $500,000.

SECTION 6. RESTRICTED SHARES.

(a) Restricted Share Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Agreement between the recipient and the Corporation. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Agreements entered into under the Plan need not be identical.

(b) Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including cash, cash equivalents, full-recourse promissory notes, past services and future services.

(c) Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Agreement. A Restricted Share Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested upon a Change of Control. Except as may be set forth in a Restricted Share Agreement, vesting of the Restricted Shares shall cease on the termination of the Participant’s Service.

(d) Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Corporation’s other stockholders. A Restricted Share Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

(e) Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Share Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Corporation. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option (subject to adjustment in accordance with Section 12).

(c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(b), and the Exercise Price of an NSO shall not be less 100% of the Fair Market Value of a Share on the date of grant. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.

(d) Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Corporation may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Corporation may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided, however, that the term of an ISO shall in no event exceed 10 years from the date of grant (five years for Employees described in Section 4(b)). A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

(f) Exercise of Options. Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service with the Corporation and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Optionee’s estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(g) Effect of Change of Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option upon a Change of Control.

(h) No Rights as a Stockholder. An Optionee, or a permitted transferee of an Optionee, shall have no rights as a stockholder of the Corporation with respect to any Shares covered by the Option until the date of the issuance of the Shares underlying the Option upon a valid exercise thereof.

(i) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

(j) Modification or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Corporation or by another issuer) in return for the grant of new

Options for the same or a different number of shares and at the same or a different exercise price; provided, however, that the Committee may not modify outstanding Options to lower the Exercise Price nor may the Committee assume or accept the cancellation of outstanding Options in return for the grant of new Options or SARs with a lower Exercise Price, unless such action has been approved by the Corporation’s stockholders. The foregoing notwithstanding, no modification of an Option shall, without the consent of the holder, materially impair his or her rights or obligations under such Option.

(k) Buyout Provisions. Except with respect to an Option whose Exercise Price exceeds the Fair Market Value of the Shares subject to the Option, the Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 8. PAYMENT FOR SHARES.

(a) General Rule. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(g) below.

(b) Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Optionee or his representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Corporation to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c) Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Corporation or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(b).

(d) Cashless Exercise. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Corporation in payment of the aggregate Exercise Price.

(e) Exercise/Pledge. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Corporation in payment of the aggregate Exercise Price.

(f) Promissory Note. To the extent that a Stock Option Agreement or Restricted Share Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Corporation) a full-recourse promissory note.

(g) Other Forms of Payment. To the extent that a Stock Option Agreement or Restricted Share Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

(h) Limitations under Applicable Law. Notwithstanding anything herein or in a Stock Option Agreement or Restricted Share Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

SECTION 9. STOCK APPRECIATION RIGHTS.

(a) SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Corporation. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

(b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 12.

(c) Exercise Price. Each SAR Agreement shall specify the Exercise Price, which shall not be less than 100% of the Fair Market Value of a Share on the date of grant. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

(d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events. Except as may be set forth in a SAR Agreement, vesting of the SAR shall cease on the termination of the Participant’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change of Control.

(e) Effect of Change of Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Shares subject to such SAR upon a Change of Control.

(f) Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Corporation (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

(g) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Corporation or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price; provided, however, that the Committee may not modify outstanding SARs to lower the Exercise Price nor may the Committee assume or accept the cancellation of outstanding SARs in return for the grant of new SARs or Options with a lower Exercise Price, unless such action has been approved by the Corporation’s stockholders. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, materially impair his or her rights or obligations under such SAR.

(h) Buyout Provisions. Except with respect to a SAR whose Exercise Price exceeds the Fair Market Value of the Shares subject to the SAR, the Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents a SAR previously granted, or (b) authorize an Optionee to elect to cash out a SAR previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 10. RESTRICTED STOCK UNITS.

(a) Restricted Stock Unit Agreement. Each grant of Restricted Stock Units under the Plan shall be evidenced by a Restricted Stock Unit Agreement between the recipient and the Corporation. Such Restricted Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Unit Agreements entered into under the Plan need not be identical. Restricted Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

(b) Payment for Awards. To the extent that an Award is granted in the form of Restricted Stock Units, no cash consideration shall be required of the Award recipients.

(c) Vesting Conditions. Each Award of Restricted Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Unit Agreement. A Restricted Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Stock Units or thereafter, that all or part of such Restricted Stock Units shall become vested in the event that a Change of Control occurs with respect to the Corporation.

(d) Voting and Dividend Rights. The holders of Restricted Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Restricted Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. Dividend equivalents may be converted into additional Restricted Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Restricted Stock Units to which they attach.

(e) Form and Time of Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Restricted Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Restricted Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. A Restricted Stock Unit Agreement may provide that vested Restricted Stock Units may be settled in a lump sum or in installments. A Restricted Stock Unit Agreement may provide that the distribution may occur or commence when all vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Section 12.

(f) Death of Recipient. Any Restricted Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of Restricted Stock Units under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Corporation. A beneficiary designation may be changed by filing the prescribed form with the Corporation at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Restricted Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s estate.

(g) Creditors’ Rights. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Corporation. Restricted Stock Units represent an unfunded and unsecured obligation of the Corporation, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.

SECTION 11. PERFORMANCE SHARES.

(a) Performance Shares and Performance Share Agreement. Each grant of Performance Shares under the Plan shall be evidenced by a Performance Share Agreement between the recipient and the Corporation. Such Performance Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Performance Share Agreements entered into under the Plan need not be identical. Performance Shares may be granted in consideration of a reduction in the recipient’s other compensation.

(b) Payment for Awards. To the extent that an Award is granted in the form of Performance Shares, no cash consideration shall be required of the Award recipients.

(c) Terms of Performance Share Awards. The Committee may determine the terms of Performance Share Awards, all of which shall be subject to Section 17(b) of the Plan. Each Performance Share Agreement shall set forth the number of Shares subject to such Performance Share Award, the Qualifying Performance Criteria and the performance period. Except as otherwise provided in the Performance Share Agreement, the Performance Share Award shall terminate upon the termination of the Participant’s Service. Prior to settlement and in accordance with Section 17(b) of the Plan, the Committee shall determine the extent to which Performance Shares have been earned. Performance periods may overlap and the holders may participate simultaneously with respect to Performance Shares Awards that are subject to different performance periods and different Qualifying Performance Criteria. The number of Shares may be fixed or may vary in accordance with such Qualifying Performance Criteria as may be determined by the Committee. A Performance Share Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Performance Share Awards or thereafter, that all or part of the Performance Shares shall become vested upon a Change of Control.

(d) Voting and Dividend Rights. The holders of Performance Shares shall have no voting rights with respect to such Performance Shares. Prior to settlement or forfeiture, any Performance Share awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Performance Share is outstanding. Dividend equivalents may be converted into additional Performance Shares. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Performance Shares to which they attach.

(e) Form and Time of Settlement of Performance Shares. Settlement of Performance Shares may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee and set forth in the Performance Share Agreements. The actual number of Performance Shares eligible for settlement may be larger or smaller than the number included in the original Award, based on the level of attainment of the Qualifying Performance Criteria. Methods of converting Performance Shares into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. A Performance Share Agreement may provide that Performance Shares may be settled in a lump sum or in installments. A Performance Share Agreement may provide that the distribution may occur or commence when all vesting conditions applicable to the Performance Shares have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Performance Shares is settled, the number of such Performance Shares shall be subject to adjustment pursuant to Section 12.

(f) Death of Recipient. Any Performance Share Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Performance Share Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Corporation. A beneficiary designation may be changed by filing the prescribed form with the Corporation at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Performance Share Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

(g) Creditors’ Rights. A holder of Performance Shares shall have no rights other than those of a general creditor of the Corporation. Performance Shares represent an unfunded and unsecured obligation of the Corporation, subject to the terms and conditions of the applicable Performance Share Agreement.

SECTION 12. ADJUSTMENT OF SHARES; CORPORATE TRANSACTIONS.

(a) Adjustments. In the event that there occurs a dividend or other distribution of Shares, a dividend in the form of cash or other property that materially affects the Fair Market Value of the Shares, a stock split, a reverse stock split, a split-up, a split-off, a spin-off, a combination or subdivision of Shares or other securities of the Corporation, an exchange of Shares for other securities of the Corporation, or a similar transaction or event that materially affects the Fair Market Value of the Shares, the Committee, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall make appropriate adjustments in:

(i) The numerical limitations set forth in Sections 5(a) and (b);

(ii) The number of Shares covered by all outstanding Awards; and

(iii) The Exercise Price under each outstanding Option and SAR.

(b) Dissolution or Liquidation. To the extent not previously exercised or settled, all outstanding Awards shall terminate immediately prior to the dissolution or liquidation of the Corporation.

(c) Corporate Transactions. In the event of a Corporate Transaction, subject to any vesting acceleration provisions in an Award agreement, outstanding Awards shall be treated in the manner provided in the agreement relating to the Corporate Transaction (including as the same may be amended). Such agreement shall not be required to treat all Awards or individual types of Awards similarly in the Corporate Transaction; provided, however, that such agreement shall provide for one of the following with respect to all outstanding Awards (as applicable):

(i) The continuation of the outstanding Award by the Corporation, if the Corporation is a surviving corporation;

(ii) The assumption of the outstanding Award by the surviving corporation or its parent or subsidiary;

(iii) The substitution by the surviving corporation or its parent or subsidiary of its own award for the outstanding Award;

(iv) Full or partial exercisability or vesting and accelerated expiration of the outstanding Award, followed by the cancellation of such Award;

(v) The cancellation of an outstanding Option or SAR and a payment to the Optionee equal to the excess of (i) the Fair Market Value of the Shares subject to such Option or SAR (whether or not such Option or SARs is then exercisable or such Shares are then vested) as of the closing date of such Corporate Transaction over (ii) its aggregate Exercise Price. Such payment may be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Option or SAR would have become exercisable or such Shares would have vested. Such payment may be subject to vesting based on the Optionee’s continuing Service, provided that the vesting schedule shall not be less favorable to the Optionee than the schedule under which such Option or SAR would have become exercisable or such Shares would have vested (including any vesting acceleration provisions). If the Exercise Price of the Shares subject to any Option or SAR exceeds the Fair Market Value of the Shares subject thereto, then such Option or SAR may be cancelled without making a payment to the Optionee with respect thereto. For purposes of this Subsection (v), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security;

(vi) The cancellation of an outstanding Restricted Stock Unit and a payment to the Participant equal to the Fair Market Value of the Shares subject to such Restricted Stock Unit (whether or not such Restricted Stock Unit is then vested) as of the closing date of such Corporate Transaction. Such payment may be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Restricted Stock Unit would have vested. Such payment may be subject to vesting based on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Restricted Stock Unit would have vested (including any vesting acceleration provisions). For purposes of this Subsection (vi), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security; or

(vii) The cancellation of an outstanding Performance Share Award and a payment to the Participant equal to the Fair Market Value of the target Shares subject to such Performance Share Award (whether or not such Performance Share Award is then vested) as of the closing date of such Corporate Transaction. Such payment may be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Performance Share Award would have settled. Such payment may be subject to the Participant’s continuing Service and the achievement of performance criteria that are based on the performance criteria set forth in the Performance Share Award, with such changes that may necessary to give effect to the Corporate Transaction, provided that the performance period shall not be less favorable to the Participant than the performance period under such Performance Share Award (including any vesting acceleration provisions). For purposes of this Subsection (vii), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(d) Reservation of Rights. Except as provided in Section 12, a Participant shall have no rights by reason of the occurrence of (or relating to) any Corporate Transaction, any transaction described in Section 12(a), or any transaction that results in an increase or decrease in the number of shares of stock of any class of the Corporation. Any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, Awards. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Corporation to effect any Corporate

Transaction, any transaction described in Section 12(a), any dissolution or liquidation of the Corporation or any transaction that results in an increase or decrease in the number of shares of stock of any class of the Corporation.

SECTION 13. DEFERRAL OF AWARDS.

(a) Committee Powers. The Committee in its sole discretion may permit or require a Participant to:

(i) Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Restricted Stock Units or Performance Shares credited to a deferred compensation account established for such Participant by the Committee as an entry on the Corporation’s books;

(ii) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Restricted Stock Units; or

(iii) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Restricted Stock Units or Performance Shares converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Corporation’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

(b) General Rules. A deferred compensation account established under this Section 13 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Corporation. Such an account shall represent an unfunded and unsecured obligation of the Corporation and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Corporation. If the deferral or conversion of Awards is permitted or required, the Committee in its sole discretion may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 13.

SECTION 14. AWARDS UNDER OTHER PLANS.

The Corporation may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Restricted Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

SECTION 15. LEGAL AND REGULATORY REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Corporation’s securities may then be listed, and the Corporation has obtained the approval or favorable ruling from any governmental agency which the Corporation determines is necessary or advisable. The Corporation shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Corporation has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.

SECTION 16. WITHHOLDING TAXES.

(a) General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Corporation shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. The Corporation may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Corporation withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the legally required minimum tax withholding.

SECTION 17. OTHER PROVISIONS APPLICABLE TO AWARDS.

(a) Transferability. Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported sale, assignment, conveyance, gift, pledge, hypothecation or transfer in violation of this Section 17(a) shall be void and unenforceable against the Corporation.

(b) Qualifying Performance Criteria. The number of Shares or other benefits granted, issued, retainable and/or vested under an Award may be made subject to the attainment of performance goals for a specified period of time relating to one or more of the following performance criteria (“Qualifying Performance Criteria”), either individually or in any combination, applied either to the Corporation and its Subsidiaries as a whole or to the Corporation, a Subsidiary or a business unit, either individually or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or a relative basis compared to a pre-established target, to previous years’ results or to the performance of one or more comparable companies or a designated comparison group or index, in each case as specified by the Committee in the Award:

¡	Cash flow: operating cash flow, free cash flow, cash flow per share, net operating cash flow, discounted cash flow in excess of cost of capital;
¡	Earnings per share, including diluted earnings per share;
¡	Earnings: EBI, EBIT, EBITD, EBITDA, or any combination of the foregoing;
¡	Return: return on invested capital, return on stockholders’ equity, total stockholder return, return on assets, return on net assets;
¡	Sales: gross sales, net sales;
¡	Income: gross income, net income, operating income, net operating income, income from continuing operations, pre-tax income;
¡	Margin: gross margin, profit margin, operating margin, pre-tax operating margin (including EBI, EBIT, EBITD or EBITDA margin);
¡	Share: market share, market segment share, product share, customer share, channel share;
¡	Completion of acquisitions, divestitures, joint ventures and restructurings;
¡	Working capital: in absolute terms, or as a percentage of sales or net sales;
¡	Debt: in absolute terms (including total debt and total debt plus equity) or as a ratio of debt to debt plus equity;
¡	Value added: shareholder value added, market value added, economic value added;

¡	Customer: customer satisfaction, customer loyalty, customer retention, customer service levels;
¡	Cost: cost structure, cost reduction, cost savings, cost of goods sold, cost of goods sold adjusted for mix, cost of capital;
¡	Operating goals: performance against strategic objectives, overall equipment effectiveness, safety, employee satisfaction;
¡	Share price performance; and
¡	Economic profit.

The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occur during a performance period:

¡	Asset write-downs;
¡	Litigation or claim judgments or settlements;
¡	Changes in law, accounting principles or other such laws or provisions affecting reported results;
¡	Corporate reorganizations or restructurings;
¡	Mergers, acquisitions, dispositions or spin-offs;
¡	Discontinued operations;
¡	Major maintenance;
¡	“Mark-to-market” accounting adjustments for equity awards; and
¡

Any extraordinary, nonrecurring items to be disclosed in the Corporation’s financial statements (including footnotes) for the applicable year and/or in management’s discussion and analysis of the financial condition and results of operations appearing in the Corporation’s annual report to stockholders for the applicable year.

If applicable, the Committee shall determine the Qualifying Performance Criteria not later than the 90th day of the performance period, and shall determine and certify, for each Participant (or for all Participants), the extent to which the Qualifying Performance Criteria have been met. The Committee may not in any event increase the amount of compensation payable under the Plan upon the attainment of a Qualifying Performance Criteria to a Participant who is a “covered employee” within the meaning of Section 162(m) of the Code.

(c) Clawback. Notwithstanding anything in this Plan to the contrary, the Corporation reserves the right to cancel or adjust the amount of any Award if the financial statements of the Corporation on which the calculation or determination of the Award was based are subsequently restated due to error or misconduct and, in the judgment of the Committee, the financial statements as so restated would have resulted in a smaller or no Award if such information had been known at the time the Award had originally been calculated or determined. In addition, in the event of such a restatement, the Corporation reserves the right to require a Participant to repay to the Corporation the amount by which the Award as originally calculated or determined exceeds the Award as adjusted pursuant to the preceding sentence. Without limiting the foregoing provisions of this Section 17(c), and notwithstanding any other provision of this Plan, each Award granted under this Plan, and the Shares or other compensation paid or payable pursuant thereto, shall be subject to such deductions and clawback as may be required to be made pursuant to federal or state law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

SECTION 18. NO EMPLOYMENT RIGHTS.

No provision of the Plan, nor any Award granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Corporation and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

SECTION 19. APPLICABLE LAW.

The Plan shall be construed and enforced in accordance with the law of the State of Delaware, without reference to its principles of conflicts of law.

SECTION 20. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, shall terminate automatically on December 1, 2018 and may be terminated on any earlier date pursuant to Subsection (b) below.

(b) Right to Amend or Terminate the Plan. The Board of Directors may amend or terminate the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Corporation’s stockholders only to the extent required by applicable laws, regulations or rules.

(c) Effect of Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect Awards previously granted under the Plan.

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SECTION 21. EXECUTION.

To record the adoption of the Plan by the Board of Directors, the Corporation has caused its authorized officer to execute the same.

CLEARWATER PAPER CORPORATION

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CLEARWATER PAPER CORPORATION 601 W. RIVERSIDE AVENUE SUITE 1100 SPOKANE, WA 99201

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CLEARWATER PAPER CORPORATION
The Board of Directors recommends you vote FOR the following:
Vote on Directors
Proposal 1 - Election of Directors
Nominees:		For	Against	Abstain
1a. Boh A. Dickey		☐	☐	☐
1b. Linda K. Massman		☐	☐	☐
Vote on Proposals
The Board of Directors recommends a vote FOR Proposal 2.		For	Against	Abstain	The Board of Directors recommends a vote FOR Proposal 4.		For	Against	Abstain
Proposal 2 - Ratification of the appointment of KPMG, LLP as the Company’s independent registered public accounting firm for 2015.		☐	☐	☐	Proposal 4 - Re-approval of the 2008 Stock Incentive Plan.		☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 3.					THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NOT OTHERWISE DIRECTED, FOR EACH DIRECTOR NOMINEE AND FOR PROPOSALS 2-4.
Proposal 3 - Advisory vote to approve named executive officer compensation.		☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.				☐
Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com.

☐  FOLD AND DETACH HERE  ☐

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M81974-P60538-Z64892

PROXY

CLEARWATER PAPER CORPORATION

Annual Meeting of Stockholders

May 4, 2015 9:00 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Linda K. Massman, John D. Hertz and Michael S. Gadd, or any one of them, as proxies, each with full power to act without the others and with the powers of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of stock of CLEARWATER PAPER CORPORATION that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PDT on 5/4/2015, at the Grand Hyatt, 721 Pine Street, Seattle, WA 98101, and any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NOT OTHERWISE DIRECTED, FOR EACH DIRECTOR NOMINEE AND FOR PROPOSALS 2-4.

YOUR VOTE IS IMPORTANT. This proxy must be signed and dated on the reverse side.

(PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE OR RETURN IT TO VOTE PROCESSING, C/O BROADRIDGE, 51 MERCEDES WAY, EDGEWOOD, NY 11717.)

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
VOTE BY INTERNET - www.proxyvote.com
CLEARWATER PAPER CORPORATION 601 W. RIVERSIDE AVENUE SUITE 1100 SPOKANE, WA 99201

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 28, 2015. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 28, 2015. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M81975-P60538-Z64892                     KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

CLEARWATER PAPER CORPORATION
The Board of Directors recommends you vote FOR the following:
Vote on Directors
Proposal 1 - Election of Directors
Nominees:		For	Against	Abstain
1a. Boh A. Dickey		☐	☐	☐
1b. Linda K. Massman		☐	☐	☐
Vote on Proposals
The Board of Directors recommends a vote FOR Proposal 2.		For	Against	Abstain	The Board of Directors recommends a vote FOR Proposal 4.		For	Against	Abstain
Proposal 2 - Ratification of the appointment of KPMG, LLP as the Company’s independent registered public accounting firm for 2015.		☐	☐	☐	Proposal 4 - Re-approval of the 2008 Stock Incentive Plan.		☐	☐	☐
The Board of Directors recommends a vote FOR Proposal 3.					THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NOT OTHERWISE DIRECTED, FOR EACH DIRECTOR NOMINEE AND FOR PROPOSALS 2-4.
Proposal 3 - Advisory vote to approve named executive officer compensation.		☐	☐	☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com.

☐  FOLD AND DETACH HERE  ☐

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — —

M81976-P60538-Z64892

PROXY

Proxy for Annual Meeting of Stockholders to be held May 4, 2015, at 9:00 a.m. local time (Pacific)

On behalf of The Board of Directors of Clearwater Paper Corporation, this proxy is solicited from participants in the Clearwater Paper 401(K) Savings Plans. The shares will be voted as directed by you, but if not otherwise directed, FOR each director nominee and FOR Proposals 2-4. If you do not return this voting instruction form or vote by telephone or Internet, the Trustee (Mercer Trust Company) must vote the Plan shares in the same proportion as voted by other Plan participants.

YOUR VOTE IS IMPORTANT. This proxy must be signed and dated on the reverse side.

(PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.)